UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
AQUESTIVE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2023 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
Dear Stockholders:
On behalf of the Board of Directors of Aquestive Therapeutics, Inc., you are cordially invited to attend the 2023 Annual Meeting of Stockholders. The 2023 Annual Meeting will be held on Wednesday, June 21, 2023 at 9:30 a.m., Eastern Time. We again have decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AQST2023. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend the Annual Meeting, please see “When and where will the Annual Meeting be held?” in the accompanying Proxy Statement.
At the 2023 Annual Meeting, you will be asked to elect two Class II directors, approve an amendment to the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance under the plan, approve an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers as permitted by recent amendments to Delaware law, and ratify the appointment of the Company’s independent registered public accounting firm.
We encourage you to read the Proxy Statement and vote your shares as soon as possible. It is important that your shares be represented and voted at the Annual Meeting, either in person or by proxy, regardless of the number of Company shares that you own.
We are pleased with what we have accomplished during the past year and we remain focused on advancing our proprietary products in 2023.
We are excited for the opportunities that lie ahead for us as a pharmaceutical company. We thank you for your continued support of Aquestive.
Sincerely,

Daniel Barber
April 28, 2023	President, Chief Executive Officer and Director

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
The 2023 Annual Meeting of Stockholders of Aquestive Therapeutics, Inc. (the “Company,” “we” or “Aquestive”) will be held on Wednesday, June 21, 2023 at 9:30 a.m., Eastern Time. We have again decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AQST2023. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend the Annual Meeting, please see “When and where will the Annual Meeting be held?” in the accompanying Proxy Statement.
At the Annual Meeting, the stockholders will consider and vote on the following matters, all of which are more fully described in the attached Proxy Statement:
1.
To elect Gregory B. Brown, M.D. and John S. Cochran as Class II members of the Board of Directors, each to serve for a three-year term until the Company's 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

2.	To approve an amendment to the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance under the plan;
3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers of the Company as permitted by recent amendments to Delaware law;
4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023; and
5.	To act upon any other matters that may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote for the Class II nominees for director and in favor of each of proposals 2, 3, and 4.
Instead of mailing a printed copy of our proxy materials to our stockholders, we provide access to these materials via the Internet. Accordingly, on or about April 28, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all stockholders of record at the close of business on April 24, 2023, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may also request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis.
If you are a stockholder of record, you may vote in any one of the following ways:
•	Vote over the Internet, by going to www.proxyvote.com and following the online instructions (have your Notice or proxy card in hand when you access the website);
•	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•
Vote by Mail, if you requested and received a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

•	Vote at the Annual Meeting, see “How do I vote my shares at the virtual meeting?” in the attached Proxy Statement.

If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.
Whether or not you plan to attend the 2023 Annual Meeting, we urge you to take the time to vote your shares in advance of the meeting.
By Order of the Board of Directors,

April 28, 2023	Lori J. Braender
Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Wednesday, June 21, 2023. Our 2023 Proxy Statement and 2022 Annual Report on Form 10-K are available at www.proxyvote.com.

Page
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS	1
GENERAL INFORMATION	1
When and where will the Annual Meeting be held?	1
What is the record date for the Annual Meeting?	1
How many votes can be cast by all stockholders?	1
How do I vote?	2
How do I attend the virtual meeting as a stockholder of record?	2
How do I register to attend the virtual meeting as a beneficial owner?	2
How do I vote my shares at the virtual meeting?	2
Will a list of stockholders be available in advance of the Annual Meeting?	2
May I attend the Annual Meeting as a guest?	3
Will technical support be available at the virtual meeting?	3
How do I ask questions during the virtual meeting?	3
What are the Board’s recommendations on how to vote my shares?	3
How are proxies solicited?	3
Can I change or revoke my vote?	3
How is a quorum reached?	3
What is a broker non-vote?	4
What vote is required to approve each item?	4
Could other matters be decided at the Annual Meeting?	5
What happens if the meeting is postponed or adjourned?	5
What does it mean if I receive more than one proxy card or voting instruction form?	5
Where can I find the voting results of the meeting?	5
What are the implications of being an “emerging growth company” and a “smaller reporting company”?	5
PROPOSAL NO. 1: ELECTION OF DIRECTORS	6
BOARD OF DIRECTORS	7
Board Composition and Structure	7
Director Biographies	7
NON-EMPLOYEE DIRECTOR COMPENSATION	10
CORPORATE GOVERNANCE	12
Director Independence	12
Board Meetings, Attendance and Executive Sessions	12
Board Leadership Structure	12
Board of Directors’ Role in Risk Oversight	13
Code of Business Conduct and Ethics and Corporate Governance Guidelines	13
Board Committees	13
Policies Governing Director Nominations	16
Board Diversity Matrix	17
Environmental, Social and Governance Matters	17
Communication with the Board of Directors	18
Hedging and Pledging Policies	18
EXECUTIVE OFFICERS	19
Executive Officer Biographies	19
EXECUTIVE COMPENSATION	21
Narrative Discussion of Summary Compensation Table	21
Summary Compensation Table	24
Outstanding Equity Awards at Fiscal Year End Table	25
Employment Agreements with Named Executive Officers	26
AUDIT COMMITTEE REPORT	30
PROPOSAL NO. 2: AMENDMENT TO THE AQUESTIVE THERAPEUTICS, INC. 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN	31
Purpose of the Amendment	31
Proposed Share Reserve	33
Governance Highlights	35
Description of the Plan	35

Page
Federal Income Tax Consequences	39
New Plan Benefits	40
Equity Compensation Plan Information	40
PROPOSAL NO. 3: AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW	42
Purpose and Effect of the Proposed Amendment	42
Overview of the Proposed Amendment	42
Reasons for the Proposed Amendment	42
Additional Information	43
PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44
BENEFICIAL OWNERSHIP OF COMMON STOCK	46
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	47
DELINQUENT SECTION 16(a) REPORTS	48
GENERAL MATTERS	48

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
The enclosed proxy materials are provided to you at the request of the Board of Directors of Aquestive Therapeutics, Inc. (the “Company,” “we” or “Aquestive”) to encourage you to vote your shares at our 2023 Annual Meeting of Stockholders (the “Annual Meeting” or the “2023 Annual Meeting”). This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.
Our Board of Directors (the “Board” or the “Board of Directors”) made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2023 Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders beginning on or about April 28, 2023 and will post our proxy materials on the website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2023 Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting.
GENERAL INFORMATION
When and where will the Annual Meeting be held?
The 2023 Annual Meeting will be held on Wednesday, June 21, 2023 at 9:30 a.m. Eastern Time. We have again decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AQST2023. Stockholders will not be able to attend the Annual Meeting in person. Online access to the meeting will begin at 9:15 a.m. Eastern Time.
At the virtual meeting, stockholders will generally have the same rights and opportunities to participate as they would at an in-person meeting, including the right to vote and to ask questions.
To access the virtual meeting, stockholders are to go to www.virtualshareholdermeeting.com/AQST2023. To log in to the virtual meeting, stockholders will be required to have a 16-digit control number. Your 16-digit control number is provided in your Notice or, if applicable, proxy card or voting instruction form. A stockholder who does not have a control number may log in to the virtual meeting as a guest but will not have the option to vote or to ask questions (see below under “May I attend the Annual Meeting as a guest?”).
Beginning 15 minutes prior to, and during, the Annual Meeting, stockholders and guests will be able to review the Company’s rules of conduct for the Annual Meeting once logged in to the virtual meeting.
In the event of any technical difficulties concerning the virtual Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/AQST2023. If necessary, the announcement will provide information regarding the date, time, and location of any adjournment or postponement of the Annual Meeting. Any updated information regarding the Annual Meeting also will be posted on the Investor Relations page of our website at www.aquestive.com.
The Company’s 2022 Annual Report on Form 10-K and 2023 Proxy Statement are available at www.proxyvote.com or at the Company’s investor relations website by visiting investors.aquestive.com and clicking on the SEC filings page.
What is the record date for the Annual Meeting?
Our Board has fixed the record date for the 2023 Annual Meeting as of the close of business on April 24, 2023 for determining stockholders entitled to notice of and to vote at the 2023 Annual Meeting.
How many votes can be cast by all stockholders?
A total of 55,922,361 shares of common stock of Aquestive were outstanding as of the close of business on the record date and are entitled to be voted at the 2023 Annual Meeting. Each share of common stock is entitled to one vote on each matter presented at the 2023 Annual Meeting. There is no cumulative voting.

How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com and following the online instructions. You will need your Notice or proxy card in hand at the time that you access the website.
•	By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903. You will need your Notice or proxy card in hand at the time that you call.
•
By Mail. If you requested and received a printed copy of the proxy materials, you may complete and mail your proxy card in the postage prepaid envelope you received and return the proxy card to Broadridge Financial Solutions Inc. at Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted “FOR” the election of each of the Class II director nominees, “FOR” the amendment to the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance under the plan, “FOR” the amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers of the Company as permitted by recent amendments to Delaware law, and “FOR” the ratification of KPMG LLP as Aquestive's independent registered public accounting firm for the fiscal year ending December 31, 2023.

•	At the Meeting. If you plan to attend and to vote at the Annual Meeting, see “How do I vote my shares at the virtual meeting?” below.
If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.
How do I attend the virtual meeting as a stockholder of record?
If you were a stockholder of record as of April 24, 2023 (that is, you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.virtualshareholdermeeting.com/AQST2023 and entering the 16-digit control number which can be found on the Notice or, if applicable, proxy card.
How do I register to attend the virtual meeting as a beneficial owner?
Beneficial stockholders whose shares are registered in the name of a bank, broker or other nominee will need to obtain the information required to be able to participate in, and vote at, the meeting, including their 16-digit control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting or how to obtain their 16-digit control number, they should contact their broker, bank or other nominee who holds their shares.
How do I vote my shares at the virtual meeting?
If you are a stockholder of record as of the record date of April 24, 2023, you may vote your shares electronically during the Annual Meeting by accessing the meeting center site at www.virtualshareholdermeeting.com/AQST2023 and following the on-screen instructions for casting your vote. You will need to have your 16-digit control number found in your Notice or, if applicable, proxy card. If you are a beneficial holder as of the record date, see above information under “How do I register to attend the virtual meeting as a beneficial owner?” for obtaining your 16-digit control number.
Whether or not you plan to attend the Annual Meeting, stockholders are urged to vote and submit their proxy in advance of the Annual Meeting by one of the methods described above under “How do I vote?”
Will a list of stockholders be available in advance of the Annual Meeting?
A list of stockholders of record will be available for inspection by registered stockholders during ordinary business hours for any legally valid purpose related to the Annual Meeting for ten days prior to the Annual Meeting at the Company’s headquarters at 30 Technology Drive, Warren, N.J. 07059. Stockholders of record wishing to inspect the stockholder list for such purpose should e-mail investorrelations@aquestive.com to schedule such inspection.

May I attend the Annual Meeting as a guest?
If you would like to enter the virtual Annual Meeting as a guest in listen-only mode, click on the guest button after entering the meeting center at www.virtualshareholdermeeting.com/AQST2023 and enter the information requested. You will not have the ability to vote or ask questions during the meeting if you participate as a guest. You do not need to have a 16-digit control number to attend the Annual Meeting as a guest.
Will technical support be available at the virtual meeting?
Online access to the virtual meeting will open at 9:15 a.m., Eastern Time on Wednesday, June 21, 2023, to allow you time to log in and test your device’s audio system. The Company encourages you to access the meeting in advance of the meeting start time. If you need technical support after you access the meeting center, click the Help link on the screen.
How do I ask questions during the virtual meeting?
Stockholders are encouraged to submit questions during the virtual meeting at www.virtualshareholdermeeting.com/AQST2023. You will need the 16-digit control number to log into the virtual meeting and to submit questions. Subject to time constraints, we will endeavor to answer all appropriate questions during the Annual Meeting.
What are the Board's recommendations on how to vote my shares?
The Board recommends a vote:
•	Proposal 1: FOR the election of Gregory B. Brown, M.D. and John S. Cochran as Class II members of the Board.
•
Proposal 2: FOR approval of an amendment to the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance under the plan.

•
Proposal 3: FOR approval of an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers of the Company as permitted by recent amendments to Delaware law.

•	Proposal 4: FOR ratification of KPMG LLP as Aquestive’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
How are proxies solicited?
The Company may solicit proxies by mail, in person, by telephone or via the Internet through its officers, directors and other individuals from our management team, who will receive no additional compensation for their services. We will pay all costs relating to the solicitation of proxies. We have also retained Georgeson Inc. to serve as our proxy solicitor at a cost of $15,000. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.
Can I change or revoke my vote?
You may revoke your proxy at any time before it is voted at the Annual Meeting by notifying the Corporate Secretary of Aquestive of such revocation in writing at the Company’s principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone, or by voting at the Annual Meeting. If your stock is held in street name, you must contact your bank, broker or nominee for instructions as to how to change or revoke your vote. Our proxy tabulator, Broadridge Financial Solutions Inc., must receive any proxy that will not be voted by a stockholder at the Annual Meeting by 11:59 p.m. Eastern Time on Tuesday, June 20, 2023.
How is a quorum reached?
The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2023 Annual Meeting. Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present.

What is a broker non-vote?
Broker non-votes occur when shares held by brokers, bankers or other nominees (i.e., held in “street name”) are not voted on a particular proposal because the broker, banker or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Generally, brokerage firms may vote on items deemed “routine” without voting instructions from the beneficial owner. At this meeting, Proposal No. 4 (ratification of selection of our independent registered public accounting firm) is deemed a “routine” matter. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without voting instructions from the beneficial owner. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast with respect to Proposal No. 4. Accordingly, we urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares in person at the Annual Meeting.
In contrast, brokerage firms may not vote on items deemed “non-routine” without voting instructions from the beneficial owner. At this meeting, Proposal No. 1 (the election of directors), Proposal No. 2 (approval of an amendment to the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance under the plan) and Proposal No. 3 (approval of an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers of the Company) are deemed “non-routine” matters. Accordingly, if you do not instruct your broker how to vote your shares on these matters, your broker will not be permitted to vote your shares on such matters.
What vote is required to approve each item?
Required Vote: Election of Directors (Proposal No. 1)
Directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote on the election of directors. Votes withheld and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
Required Vote: Approval of an amendment to the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance under the plan (Proposal No. 2)
The affirmative vote of the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote is required to approve an amendment to the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance under the plan. Abstentions and broker-non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this vote. If you hold your shares in “street name” and you do not instruct your broker, bank or other nominee how to vote on this proposal, your broker may not vote your shares on this proposal and these votes will be deemed broker-non-votes.
Required Vote: Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Provide for Exculpation of Officers of the Company as permitted by recent amendments to Delaware Law (Proposal No. 3)
The affirmative vote of two-thirds of our common stock outstanding on the record date is required to approve an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers of the Company. Abstentions and broker-non-votes will have the same effect as votes “against” this proposal. If you hold your shares in “street name” and you do not instruct your broker, bank or other nominee how to vote on this proposal, your broker may not vote your shares on this proposal and these votes will be deemed broker-non-votes.
Required Vote: Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 4)
The affirmative vote of the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote is required to ratify the selection of our independent registered public accounting firm. Because the ratification of the independent registered public accounting firm is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner. Abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this vote.
Could other matters be decided at the Annual Meeting?
Aquestive does not know of any other matters that may be presented for action at the 2023 Annual Meeting. Should any other business properly come before the Annual Meeting, the persons named as proxies will, to the extent permitted by applicable law or regulation, have discretionary authority to vote on such matters according to their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2023 Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the meeting is postponed or adjourned?
If the 2023 Annual Meeting is adjourned or postponed for any purpose, at any such adjourned or postponed meeting, your proxy given for the original meeting will be voted in the same manner as it would have been voted at the original meeting unless you revoke your proxy or unless a new record date is established for such adjourned or postponed meeting.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Where can I find the voting results of the meeting?
The preliminary voting results will be announced at the 2023 Annual Meeting. The final results will be disclosed in a Form 8-K filed with the SEC within four business days after the 2023 Annual Meeting date.
What are the implications of being an “emerging growth company” and a “smaller reporting company”?
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about Aquestive's executive compensation arrangements, no disclosure under the SEC’s new pay-for-performance rules applicable to proxy statement disclosure, and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering; (2) the end of the fiscal year in which in which we had total annual gross revenue of at least $1.235 billion; (3) the end of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
We are also a “smaller reporting company,” meaning we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a “smaller reporting company,” and have either: (i) a public float of less than $250 million or (ii) annual revenues of less than $100 million during the most recently completed fiscal year and (A) no public float or (B) a public float of less than $700 million. As a “smaller reporting company,” we are subject to reduced disclosure obligations in our SEC filings compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements and certain reduced financial information disclosure.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In accordance with Aquestive's Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”), the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve for a three-year term with the term of office of each class ending in successive years. Our Certificate of Incorporation requires that each of our three classes of directors consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board.
Gregory B. Brown, M.D. and John S. Cochran are the Class II directors whose terms expire at the 2023 Annual Meeting.
Dr. Brown and Mr. Cochran have each consented to being named in this Proxy Statement as a director nominee, and each has agreed to stand for election to the Board to serve as a Class II director of Aquestive until the 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal, and to serve if elected.
It is intended that, unless a stockholder gives contrary instructions, shares represented by proxies will be voted for the election of Dr. Brown and Mr. Cochran. Aquestive has no reason to believe that either nominee will be unable to serve if elected. Although not anticipated, if for any reason either or both nominees become unable to serve or for good reason will not serve, the discretionary authority provided in the proxies solicited by the Board may be used to vote for a substitute or substitutes whom the Board may propose to replace such nominee(s) for election at the Annual Meeting. It is not expected that the Board’s nominee will be unable or unwilling to serve as a director.
Information relating to each of Dr. Brown and Mr. Cochran as the Board’s nominees for election as a director, including his period of service as a director of Aquestive, principal occupation and other biographical material, is included below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE NOMINEES FOR ELECTION AS CLASS II DIRECTORS.

BOARD OF DIRECTORS
Board Composition and Structure
Our business and affairs are organized under the direction of our Board of Directors, which currently consists of seven members, six of whom are independent directors. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance and direction to our management. Our Board meets on a regular basis and additionally as required.
Our Certificate of Incorporation provides that our Board is divided into three classes of directors. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and Bylaws, our Class II director nominees being nominated for election will, if elected at this Annual Meeting, serve until the 2026 Annual Meeting of Stockholders, our current Class I directors will serve until the 2025 Annual Meeting of Stockholders, and our current Class III directors will serve until the 2024 Annual Meeting of Stockholders; and, in each case, until their successors are duly elected and qualified.
Below is a list of the names, ages and class of the individuals who currently serve as our directors.
Name	Age	Position	Class
Daniel Barber	47	President, Chief Executive Officer, and Director	I
Gregory B. Brown, M.D.	69	Director	II
John S. Cochran	57	Vice Chairman of the Board	II
Santo J. Costa	77	Chairman of the Board	III
Julie Krop, M.D.	56	Director	III
Timothy E. Morris	61	Director	I
Marco Taglietti, M.D.	63	Director	III
The Board has determined that the classified Board structure is appropriate for the Company at this time. A classified board provides for stability, continuity and experience among our Board. The Board believes that building a cohesive board is an important goal. In our industry in particular, the time horizon required for successful development of pharmaceutical products and product candidates makes it important that we have a Board that understands the implications of this process and has the ability to develop long-term strategies while benefiting from an in-depth knowledge of Aquestive’s business, development processes and timetables, and operations. A classified board structure helps to provide continuity and stability of leadership while resisting pressure to focus on short-term results at the expense of long-term value.
Director Biographies
Information concerning our directors standing for re-election and for those directors continuing on the Board is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director.
Nominees for Director (Class II Directors)
Gregory B. Brown, M.D.
Gregory B. Brown, M.D. has served as a member of our Board of Directors since March 2007. Dr. Brown is currently Chief Executive Officer and a director of Memgen, Inc., a private development-stage biotechnology company. Dr. Brown is also a co-founder at HealthCare Royalty Partners, or HCR Partners, and is a member of that firm’s Senior Advisor Board. Educated as a transplantation immunologist and trained as a thoracic and vascular surgeon, Dr. Brown practiced thoracic and vascular surgery in a community setting where he also founded and led a health maintenance organization. Before co-founding HCR Partners, Dr. Brown was a partner at Paul Capital Partners, where he co-managed that firm’s royalty investments as a member of the royalty management committee. Prior to beginning his principal investment career in 2003, Dr. Brown was co-head of investment banking and head of healthcare at Adams, Harkness & Hill (now Canaccord Genuity) and a ranked biotechnology research analyst at Vector Securities International. Dr. Brown holds a B.A. from Yale University, an M.D. from SUNY Upstate Medical Center and an M.B.A from Harvard University.

Dr. Brown currently serves on the board of Lisata Therapeutics, Inc. (Nasdaq:LSTA) and previously served on the board of Faron Pharmaceuticals, Oy (LON: FARN) and Cambrex Corporation (formerly, NYSE: CBM). Our Board believes that Dr. Brown’s extensive experience in the pharmaceutical industry and investing in life sciences companies, as well as his medical and scientific background, qualifies him to serve on our Board of Directors.
John S. Cochran
John S. Cochran has served as a member of our Board of Directors since January 2004. Mr. Cochran has been a partner at Bratton Capital Management L.P. since October 1998 and is responsible for its private equity investments. Mr. Cochran is also a partner and Chief Operating Officer of Crestline Investors, an institutional alternative investment management firm. Prior to joining Bratton Capital Management L.P., Mr. Cochran spent 10 years with KPMG focused primarily on audit and merger and acquisition due diligence. Mr. Cochran received his B.A. in Accounting from Texas Christian University and is also a licensed certified public accountant. Our Board believes that Mr. Cochran’s private equity investment and company oversight experience, along with his strong finance and management background, qualifies him to serve on our Board of Directors.
Class III Directors (with terms expiring at the 2024 Annual Meeting of Stockholders)
Santo J. Costa
Santo J. Costa has served as our Board Chairman since August 2018 and has served as a member of our Board of Directors since December 2015. Since 2007, Mr. Costa has served as Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell and Jernigan, L.L.P. of Raleigh, North Carolina, specializing in corporate law for healthcare companies. Mr. Costa has served on the board of directors of Cytokinetics Inc. (Nasdaq:CYTK) since October 2010. From 1994 to 2001, he held various positions at Quintiles Transnational Corporation, including as Vice Chairman, President and Chief Operating Officer. Prior to joining Quintiles, Mr. Costa spent 23 years in the pharmaceutical industry, most recently as General Counsel and Senior Vice President, Administration with Glaxo Inc. Prior to joining Glaxo, he served as U.S. Area Counsel with Merrell Dow Pharmaceuticals and as Food & Drug Counsel with Norwich Eaton Pharmaceuticals, Inc. Mr. Costa served as chairman of the board of directors of Alchemia Limited, a biopharmaceutical company, from March 2014 to June 2015 and on the board of directors of Metabolon, Inc., a private company, from April 2013 to May 2019. He also served on the board of directors of Magor Corporation, formerly Biovest Corp., from March 2010 until March 2013. He also served as chairman of the board of directors of LaboPharm, Inc. from March 2006 to November 2011 and a director of OSI Pharmaceuticals from June 2006 to June 2010, as well as serving as a director at other private companies. Mr. Costa earned both a B.S. in Pharmacy and a J.D. from St. John’s University. Our Board believes that Mr. Costa’s experience in the biotechnology industry, his broad experience advising global corporations and boards of directors of publicly held companies, and his experience serving as a director of public and private companies, qualifies him to serve on our Board of Directors.
Julie Krop, M.D.
Julie Krop, M.D. has served as a member of our Board since February 2021. Dr. Krop currently serves as Chief Medical Officer of PureTech Health plc (Nasdaq:PRTC), a clinical stage biotherapeutics company dedicated to discovering, developing and commercializing highly differentiated medicines for people living with psychiatric and neurological conditions. Prior to assuming her position with PureTech Health, Dr. Krop served as Chief Medical Officer of Freeline Therapeutics (Nasdaq:FRLN), a clinical stage gene therapy company, from April 2020 to August 2021. Dr. Krop was also the Chief Medical Officer and Executive Vice President, Development of AMAG Pharmaceuticals, Inc. (Nasdaq:AMAG), where she oversaw clinical development, medical affairs, program management, and pharmacovigilance and regulatory affairs, from 2015 to 2020. From 2012 to 2015, Dr. Krop served as the Vice President, Clinical Development for Vertex Pharmaceuticals (Nasdaq:VRTX). In addition, Dr. Krop was Vice President, Clinical Development and Regulatory Affairs for Stryker Biotech (NYSE:SYK) from 2006 to 2012. Dr. Krop received both a B.A. and an M.D. from Brown University. Our Board believes that Dr. Krop’s extensive experience successfully designing and executing clinical development programs from early-stage development through FDA approval, and senior leadership roles across clinical development, regulatory affairs, clinical operations, pharmacovigilance, medical affairs and program management during her career in the pharmaceutical and biotechnology industry, as well as her medical background, qualifies her to serve on our Board of Directors.

Marco Taglietti, M.D.
Marco Taglietti, M.D. has served as a member of our Board since February 2021. Dr. Taglietti served as President and Chief Executive Officer and a director of Scynexis, Inc. (Nasdaq:SCYX), a biotechnology company pioneering innovative medicines to overcome and prevent difficult-to-treat and drug resistant infections, from 2015 until his retirement at the end of 2022. Prior to joining Scynexis, Dr. Taglietti held various executive positions with Forest Laboratories (now Abbvie (NYSE:ABBV)) from 2007 until 2014, including President, Forest Research Institute, Chief Medical Officer and Executive Corporate Vice President, Research & Development. Dr. Taglietti was also the Senior Vice President, Head of Global Research and Development for Stiefel Laboratories, Inc. (now a GlaxoSmithKline company) from 2004 until 2007 and served in a number of executive positions from 1992 to 2004 with Schering-Plough Research Institute, including Vice President, Clinical Research, Anti-Infectives, CNS, Dermatology and Endocrinology. From 1987 until 1992, Dr. Taglietti served in a number of executive positions with Marion Merrel Dow Research Institute, including as the European Product Team Leader – Anti-Infectives. Dr. Taglietti previously served on the boards of directors of Delcath (Nasdaq:DCTH) from 2014 to 2021 and NephroGenex (Nasdaq:NRX) from 2014 to 2017. Dr. Taglietti also served as a director of Stiefel International, Ltd., a private company, from 2004 to 2007 and a director of TransCelerate BioPharma, a non-profit pharma coalition dedicated to streamlining and accelerating the research and development of innovative new therapies, from 2013 to 2014. Dr. Taglietti served on the board of directors of BioNJ, a life sciences trade association in New Jersey, from 2011 through 2022. In addition, Dr. Taglietti served on the board of directors of HINJ, Health Institute of New Jersey, a trade association for the leading research-based biopharmaceutical and medical technology companies in New Jersey, from 2011 to 2014, and is currently on the boards of directors of Orchestra of St. Luke, a New York City based orchestra, and American Foundation for Suicide Prevention, the largest non-profit organization dedicated to saving lives and bringing hope to those affected by suicide. Dr. Taglietti received his Degree in Medicine from the University of Pavia, Italy. Our Board believes Dr. Taglietti’s extensive senior experience in the pharmaceutical and biotechnology industry, his experience on the boards of both public and private companies, as well as his medical background, qualifies him to serve on our Board of Directors.
Class I Directors (with terms expiring at 2025 Annual Meeting)
Daniel Barber
Daniel Barber was appointed by the Board as President and Chief Executive Officer and as a director in May 2022. Mr. Barber joined the Company in July 2007 and had served as our Senior Vice President–Chief Operating Officer since May 2019. Mr. Barber has led our strategy and development functions since April 2014. In 2010, Mr. Barber had executive oversight of our launch activities for our first two FDA approved products. Beginning in 2013, Mr. Barber helped lead our effort to develop an internal pipeline of proprietary assets. Since that time, he has had executive responsibility for our pipeline and partnership activities. Prior to joining the Company, Mr. Barber held various positions with Quest Diagnostics in its corporate planning and international divisions. Mr. Barber received his B.A. from State University of New York at Geneseo and an M.B.A. from Seton Hall University. Our Board believes that Mr. Barber’s experience as the Company’s Chief Executive Officer and his past experience as the Company’s Chief Operating Officer, as well as his extensive experience in being a leader of our pipeline development activities, qualifies him to serve on our Board of Directors.
Timothy E. Morris
Mr. Morris has served as the Chief Financial Officer of Opthea Limited (Nasdaq:OPT), a clinical stage biopharmaceutical company developing novel therapies to treat highly prevalent and progressive retinal diseases, since October 2022. Previously, he served as Chief Operating Officer and Chief Financial Officer of Humanigen, Inc. (Nasdaq:HGEN) from 2020 to 2022 and as the Chief Financial Officer of Iovance Biotherapeutics, Inc. from 2017 to 2020. Prior to Iovance, Mr. Morris was Chief Financial Officer of AcelRx Pharmaceuticals (Nasdaq:ACRX) from 2014 to 2017. Mr. Morris has extensive Board experience, currently serving as chairman of the board of DBV Technologies (Euronext:DBV, Nasdaq:DBVT), where he also serves as the chair of the audit committee and a member of the pricing committee, Univercells S.A., where he is the chair of the audit committee, and Humanetics Corporation, where he serves as the chair of the audit committee and a member of the compensation committee. Mr. Morris previously served on the boards of directors of Humanigen, Inc. from 2016 to 2020, and PAION, Inc., a U.S. subsidiary of PAION AG. Mr. Morris earned a BS in Business, with an emphasis in Accounting, from California State University and is a Certified Public Accountant (inactive). Our Board believes that Mr. Morris’ extensive operations experience and Board and finance experience qualify him to serve on our Board of Directors.

NON-EMPLOYEE DIRECTOR COMPENSATION
We provide cash and equity-based compensation to our non-employee directors for the time and effort necessary to serve as a member of our Board of Directors.
Under our non-employee director compensation program, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director serves. The chair of each committee receives an additional retainer for such service. These retainers are payable in arrears in equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board of Directors. The retainers to non-employee directors for service on the Board and our Board committees are as follows:
Name	Annual Service Retainer	Chairperson Additional Retainer
Board of Directors	$50,000	$50,000
Audit Committee	10,000	20,000
Compensation Committee	8,750	17,500
Nominating and Corporate Governance Committee	5,000	10,000
Science and Technology Committee	8,750	17,500
Effective at the June 2022 Annual Meeting, the director retainer fee for annual Board service was increased to $50,000 (from $40,000) and for annual service on the Compensation Committee was increased to $8,750 (from $7,000), and the annual retainer for Board Chair was increased to $50,000 (from $30,000) and for Chair of the Compensation Committee was increased to $17,500 (from $15,000); all other director retainer fees remained the same for 2022.
Additionally, each non-employee director receives an annual equity grant in the form of stock options. In 2022, each non-employee director was granted an award of 25,000 stock options (increased in 2022 from stock options for 20,000 shares in 2021). An annual equity grant is awarded each year on the date of the Annual Meeting of Stockholders in accordance with the Company’s equity grant policy. The stock options vest one year from the date of grant.
This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
2022 Director Compensation Table
The following table sets forth information concerning the compensation that we paid or awarded to our non-employee directors during the fiscal year ended December 31, 2022. For more information on the compensation of Daniel Barber, our director who is also our CEO, and for Keith J. Kendall who previously was our CEO and a director, see below under “Executive Compensation.”
Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Gregory B. Brown, M.D.	73,908	13,900	—	87,808
John S. Cochran	68,166	13,900	—	82,066
Santo J. Costa	111,198	13,900	—	125,098
Julie Krop, M.D.	54,839	13,900	—	68,739
Nancy S. Lurker	27,246	—	—	27,246
Timothy Morris	24,293	34,103	—	58,397
James S. Scibetta	33,460	—	—	33,460
Marco Taglietti, M.D.	55,248	13,900	—	69,148
(1)	Ms. Lurker’s and Mr. Scibetta’s tenure on the Board ceased as of the 2022 Annual Meeting. Mr. Morris was appointed to the Board in August 2022.

(2)
Represents the aggregate grant date fair value of stock option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 17 to our 2022 audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 31, 2023. Amounts reflect, for each director other than Mr. Morris, a stock option grant awarded on June 22, 2022 with a grant date fair value of $0.56 per share, and for Mr. Morris, a stock option grant awarded in connection with his appointment to the Board on August 16, 2022 with a grant date fair value of $1.20 per share. The grant date fair value of option awards is determined using the Black-Scholes option pricing model.

As of December 31, 2022, each person in the above table held outstanding stock options as follows: Dr. Brown, 99,050; Mr. Cochran, 99,050; Mr. Costa, 99,050; Dr. Krop, 73,500; Ms. Lurker, 79,128; Mr. Morris, 28,500; Mr. Scibetta, 74,050; and Dr. Taglietti, 73,500.

CORPORATE GOVERNANCE
Director Independence
Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee and nominating and governance committee be independent, and members of the audit committee and compensation committee must also satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Nasdaq rules, a director will only qualify as an “independent director” if the director meets certain objective independence tests and does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In accordance with these standards and criteria, the Board undertook its annual review of the independence of our directors. During this review the Board considered whether there were any relationships or related party transactions between each director, any member of his or her immediate family or other affiliated entities, and the Company. The purpose of this review is to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
The Board follows a number of procedures to review related party transactions, as described in more detail below under “Related Person Transaction Policy.” Each director also answers a questionnaire designed to disclose information concerning conflicts and transactions which may impact independence, and we also review our internal records for any such transactions.
Based on a review of these standards and materials, our Board determined that none of our independent directors had or has any relationship with us impacting his or her independence as a director under applicable listing and regulatory standards.
As a result of its review, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors other than Daniel Barber, our Chief Executive Officer, is independent within the meaning of the director independence standards of Nasdaq and the SEC and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the heightened independence standards for such committee members.
Board Meetings, Attendance and Executive Sessions
The Board held 11 meetings during the year ended December 31, 2022. All Board members attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served. The composition of, and number of meetings held by, each committee is set forth below under “Board Committees.”
The independent directors meet in executive sessions, without management present, periodically and as appropriate.
All directors are expected to attend our annual meetings of stockholders absent extenuating circumstances. Six out of eight members of the Board who were directors at the time attended the 2022 Annual Meeting. Ms. Lurker and Mr. Scibetta did not stand for re-election at the 2022 Annual Meeting, and were not present at such meeting.
Board Leadership Structure
Our Board of Directors is currently chaired by Santo J. Costa, one of our independent directors. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. Mr. Barber, our Chief Executive Officer, is also a member of the Board, which we believe promotes strategy development and execution and facilitates information flow between management and the Board. We currently expect the positions of Chairman of the Board and Chief Executive Officer to continue to be held by two individuals.

Board of Directors’ Role in Risk Oversight
While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight. One of the key functions of our Board is informed oversight of our risk management process. Relevant Board committees review specific risk areas, as discussed below, and report on their deliberations to the Board. The full Board oversees risk in several ways. Through periodic management updates on the financial and operating results of Aquestive, including its annual operating plans and strategic planning, the Board provides input to management on ordinary course business and commercial operating risks. In addition, management reports to the Board and each committee periodically on specific material risks as they arise or as requested by individual Board members.
The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Nominating and Corporate Governance Committee oversees the effectiveness of our corporate governance practices, including overseeing these practices in seeking to prevent improper conduct, and generally monitors compliance with our Code of Business Conduct and Ethics, and provides oversight of management’s responsibility for environmental, social and governance (ESG) matters. Our Compensation Committee is responsible for assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board, with the assistance of the Audit Committee, monitors risks relating to our liquidity.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Our Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our colleagues, including our executive officers and those colleagues responsible for financial reporting, and our directors.
Our Board has also adopted Corporate Governance Guidelines that, along with our committee charters and our Code of Ethics, provide the framework for our corporate governance policies.
Copies of our Code of Ethics and our Corporate Governance Guidelines may be accessed free of charge by visiting our website at www.aquestive.com under “Investors” at “Corporate Governance: Governance Documents” or by requesting a copy via an e-mail addressed to investorrelations@aquestive.com or by written request addressed to our Corporate Secretary at our principal executive offices. To the extent required by applicable law and regulation, we intend to post on our website any amendment to, or waiver under, a provision of the Code of Ethics that applies to our executive officers and directors within the time period required.
Board Committees
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and more recently, a Science and Technology Committee. Each committee has the composition and responsibilities described below.
Each of the Audit, Compensation, Nominating and Corporate Governance and Science and Technology Committees operates pursuant to a written charter, and each committee will review and assess the adequacy of its charter annually, submitting any changes to the Board for approval. Charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at www.aquestive.com under “Investors” at “Corporate Governance: Governance Documents.”

The following table describes which directors serve on each of the below standing Board committees and the number of times each committee met during 2022.
Name:	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Daniel Barber
Gregory B. Brown, M.D.	M	M	M
John S. Cochran	C	M
Santo J. Costa		C
Julie Krop, M.D	M	M
Timothy E. Morris			C
Marco Taglietti, M.D.			M
Number of Meetings Held in 2022	4	7	6
M = Member
C = Chair
Mr. Morris was appointed to the Board in August 2022 and at that time was appointed to the Audit Committee and Mr. Costa concurrently stepped down from the Audit Committee.
Set forth below are summaries of the responsibilities of each of our standing Board committees.
Audit Committee
Our Audit Committee provides oversight of our accounting and financial reporting processes and the audits of our financial statements. Among other matters, the Audit Committee is responsible for the following:
•
reviewing with management and the independent registered public accounting firm the Company's annual audited financial statements, quarterly financial statements and significant financial reporting issues in connection with the preparation of the Company's annual and quarterly financial statements;

•	oversight of financial reporting and financial disclosure;
•	reviewing the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;
•	retention and oversight of the independent registered public accounting firm;
•
pre-approving all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exception for permitted non-audit services;

•
establishing procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or audit matters, including procedures for the confidential and anonymous treatment of submissions by colleagues of any such complaints; and

•	reviewing, approving or ratifying all related person transactions in accordance with Company policy, applicable law and SEC and Nasdaq rules and regulations.
All members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board determined that Gregory B. Brown, M.D. and Timothy E. Morris are audit committee financial experts as defined under applicable rules of the SEC. In making this determination, our Board has considered the financial experience and business background of each of Dr. Brown and Mr. Morris. All of the members of our Audit Committee were determined to be independent directors as defined under applicable rules of the SEC and Nasdaq.
The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee
Our Compensation Committee is responsible for the oversight of our overall compensation structure and establishes the Company's philosophy, objectives, policies and practices in the areas of executive compensation, benefit arrangements, performance evaluations and management development. Among other matters, the Compensation Committee is responsible for the following:
•	obtaining the advice of any compensation consultant, legal counsel or other adviser to assist in carrying out its responsibilities and for conducting the related independence assessment;
•
approving corporate goals and objectives relating to the compensation of the CEO and other executive officers, evaluating their performance, and making appropriate recommendations for any improvement in performance;

•	determining and approving compensation levels of the CEO and other executive officers;
•	reviewing compensation provided to our non-employee directors and recommending such compensation and any changes to the Board for approval;
•	administering all equity compensation plans and recommending amendments to such plans to the Board for approval;
•
administering all cash incentive compensation plans, employee stock purchase plans, bonus plans, any deferred compensation plans, any executive severance plans and other similar programs with respect to the participation of executive officers, and authorizing and approving amendments to such plans; and

•
approving employment terms for executive officers, as well as any severance, change in control, indemnification, or other employment or compensation-related agreements or arrangements to be provided to executive officers.

All of the members of our Compensation Committee were determined to be independent under the applicable rules of Nasdaq. Our Board has determined that each member of our Compensation Committee is a non-employee director, as defined in Exchange Act Rule 16b-3.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees our corporate governance structure. Among other matters, our Nominating and Corporate Governance Committee is responsible for the following:
•	identifying and recommending to the Board individuals believed to be qualified to serve as Board members;
•	recommending to the Board directors to serve as members and chairpersons of each standing committee and any appropriate changes to the responsibilities, size and membership of such committees;
•	determining, on an annual basis, the members of the Board who meet the applicable independence requirements established by the SEC and Nasdaq;
•	considering questions of possible conflicts of interest of directors;
•	generally reviewing with the Company's chief legal officer and as applicable other appropriate legal personnel particular legal matters and compliance with the Code of Ethics;
•	reviewing our Corporate Governance Guidelines and our Code of Ethics on an annual basis and recommending amendments when appropriate;
•	overseeing environmental, social and governance (ESG) matters;
•	periodically reviewing management succession plans and related procedures, including for the CEO; and
•	overseeing the annual self-evaluation of the Board and committees.

All members of our Nominating and Corporate Governance Committee were determined to be independent under the applicable rules of Nasdaq.
Science and Technology Committee
On February 2, 2023, our Board approved the formation of a Science and Technology Committee. The Science and Technology Committee currently consists of Gregory B. Brown, M.D., Julie Krop, M.D. and Marco Taglietti, M.D. Dr. Krop is the chair of the Committee.
The Science and Technology Committee’s responsibility is to provide oversight and to engage management and the Board with regard to the Company’s major drug development programs.
Specific responsibilities of the Science and Technology Committee include:
•	assist the Company with scientific activities related to its major development programs;
•	review and advise the Company on the scientific strategy of the Company, including periodic reviews of the Company’s major clinical programs and its overall competitiveness;
•
periodically review the Company’s oversight of risk management in the area of human studies, the Company’s policies and procedures related to the conduct of human studies and the use and publication of data derived from such studies; and

•	periodically review with management the composition of the Company’s Scientific Advisory Board (“SAB”) and participate when appropriate in SAB meetings or other interactions with SAB members.
The Science and Technology Committee did not meet in 2022, as it was not yet established.
Policies Governing Director Nominations
Director Nomination Process
Our Board is responsible for determining candidates for nomination to our Board. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee will review annually with the Board the composition of the Board as a whole and will recommend, if necessary, measures so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate skills and perspectives. The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors.
Generally, our Nominating and Corporate Governance Committee will identify candidates for director nominees in consultation with management as well as through the use of search firms or other advisors, the recommendations submitted by stockholders, and such other methods as the Nominating and Corporate Governance Committee deems appropriate. Once candidates have been identified, our Nominating and Corporate Governance Committee will confirm that the candidates meet the minimum qualifications for director nominees. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that it deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee will evaluate the qualifications and skills of director candidates, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee will recommend candidates as director nominees for the Board’s approval.
Both Dr. Krop and Dr. Taglietti, appointed to the Board in February 2021, and Timothy E. Morris, appointed to the Board in August 2022, were recommended for consideration by the Nominating and Corporate Governance Committee and approved by the Board following a review of candidates identified by a third-party search firm, which presented such director candidates for consideration following review of the backgrounds and qualifications of these and other potential candidates.
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Recommendations should be submitted to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following information: name of the stockholder and evidence of the person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's employment history or a listing of his or her qualifications to be a director and the person's written consent to be named as a director if nominated.
Stockholders may also nominate directors for election at our annual meetings of stockholders in accordance with our Bylaws. Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under “General Matters-Stockholder Proposals and Nominations.”
Minimum Qualifications
Our Nominating and Corporate Governance Committee will take into consideration all factors it deems relevant and appropriate when recommending candidates for the Board’s selection as nominees for the Board. These factors may include judgment, skill, diversity, experience with business and other organizations of a comparable size, expertise in operational or strategic areas material to the Company, the interplay of the candidate’s experience with that of the other Board members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. We have no formal policy regarding Board diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers gender and ethnicity as well as a diversity of perspectives, experience and skills such that the Board as a whole represents diverse viewpoints, backgrounds and experience.
Board Diversity Matrix (As of March 1, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Backgrounds
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Information concerning our Board Diversity Matrix for the prior year (as of March 1, 2022) was included in the Company’s Proxy Statement for the 2022 Annual Meeting filed with the SEC on April 29, 2022 and available on our website at www.aquestive.com under “Investors” at “SEC Filings.”
Environmental, Social and Governance Matters
The Nominating and Corporate Governance Committee is responsible for oversight of management’s activities with respect to environmental and social matters, including human capital matters and sustainability matters, and for overseeing the governance matters of the Board.

Communication with the Board of Directors
Stockholders wishing to communicate with our Board may do so by writing to the Board, any individual director, or to the non-employee directors as a group, at:
Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
Attention: Corporate Secretary
The communication should prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication for the Board. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Corporate Secretary will not forward any communication determined in good faith to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.
Hedging and Pledging Policies
We have adopted an insider trading policy that includes provisions that restrict our directors, officers and employees from engaging in hedging or monetization transactions involving our securities and from engaging in short sales of our securities. Our insider trading policy also prohibits our directors, officers and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as our executive officers.
Name	Age	Position(s)
Daniel Barber	47	Chief Executive Officer, President and Director
Peter Boyd	57	Senior Vice President - Information Technology, Human Resources and Communications
Lori J. Braender	67	Senior Vice President - General Counsel, Chief Compliance Officer and Corporate Secretary
Cassie Jung	44	Senior Vice President - Operations
Kenneth Marshall	62	Chief Commercial Officer
A. Mark Schobel	67	Chief Innovation and Technology Officer
Gary H. Slatko	66	Chief Medical Officer
A. Ernest Toth, Jr.	64	Chief Financial Officer
Stephen Wargacki	45	Senior Vice President – Research and Development
Executive Officer Biographies
Daniel Barber | Chief Executive Officer
Please see Mr. Barber’s biographical information above in this Proxy Statement under “Board of Directors - Director Biographies.”
Peter Boyd | Senior Vice President –Information Technology, Human Resources and Communications
Mr. Boyd joined our Company in August 2013 and has led our Information Technology, Human Resources, and Communications functions since December of 2022. Prior to his current position, Mr. Boyd led the Business Process, Manufacturing Operations, and Clinical Operations. Prior to joining us, Mr. Boyd served as Senior Director of Operations for the Americas and APJ Regions at Hewlett-Packard Company. Throughout his 15-year career at the Hewlett-Packard Company, Mr. Boyd held a variety of positions in business process improvement and in operations. Mr. Boyd received a B.A. in History from Wittenberg University and an M.B.A in Finance from Seton Hall University. Mr. Boyd also received an M.S. in Management and Urban Policy Analysis from the New School University.
Lori J. Braender | Senior Vice President - General Counsel, Chief Compliance Officer and Corporate Secretary
Ms. Braender joined our Company in September 2018 as our Senior Vice President - General Counsel, Chief Compliance Officer and Corporate Secretary. Prior to joining us, Ms. Braender was an attorney at Day Pitney LLP for 35 years, most recently serving as a Partner and Chair of the firm’s Life Sciences Practice Group. In that role, she specialized in advising clients in the pharmaceutical and biotechnology industries, as well as medical device companies, hospitals and healthcare institutions, on regulatory requirements, contractual arrangements, and other business considerations connected with life science and healthcare transactions. Ms. Braender received a B.S. in Business Administration from Rider University and a J.D. from Seton Hall University School of Law.
Cassie Jung | Senior Vice President – Operations
Ms. Jung joined Aquestive in 2004 and since then, has held leadership positions across various areas of the business including Quality Assurance, Alliance Management, Clinical Operations, and Portfolio Management. Ms. Jung was instrumental in the execution of Aquestive’s internal CNS development pipeline and in 2019, was appointed Vice President Operations, responsible for all facets of the Company’s manufacturing operations. Ms. Jung is currently the SVP, Operations and oversees several key functions across the Company, including manufacturing operations, product management, and corporate communications. Ms. Jung received her B.S. in Management from Purdue University.

Kenneth Marshall | Chief Commercial Officer
Mr. Marshall joined our Company in January 2018 as our Commercial Leader. Prior to that, Mr. Marshall served as U.S. President and Global Chief Marketing Officer for Aerocrine Inc. from 2012 to 2015. In that role, he developed the global marketing strategy and led all aspects of that company’s U.S. business. From 2008 through 2011, Mr. Marshall served as Vice President of Sales and Marketing for Ikaria, Inc., a drug and device company focused on critical care. Mr. Marshall also spent 17 years with GlaxoSmithKline and held several senior positions including Vice President of Marketing for the Neurology, Urology, Lifecycle and HIV business units. Mr. Marshall received his B.S.B.A in Marketing and Economics from Western Carolina University and M.B.A from Houston Baptist University.
A. Mark Schobel | Chief Innovation and Technology Officer
Mr. Schobel joined our team in December 2005 and has served as our Chief Innovation and Technology Officer since November 2015. Mr. Schobel served as our Chief Executive Officer and Co-President through November 2014 and served as a member of our Board from November 2005 through the completion of our initial public offering in July 2018. From 2001 to 2005, he was the Global Head of New Technology and Product Innovation for the Consumer Health Business Unit at Novartis where he pioneered thin film delivery of systemic drugs. Prior to Novartis, Mr. Schobel held various general management positions with Reed & Carnrick Pharmaceuticals, Warner-Lambert and Pharmaceutical Formulations Inc. Mr. Schobel received his B.S. in Chemistry from Fairleigh Dickinson University and has been awarded numerous patents along with having multiple patents pending in fields ranging from film drug delivery to nanoparticle delivery systems.
Gary H. Slatko | Chief Medical Officer
Dr. Slatko has served as Chief Medical Officer of the Company since January 2019. During the period from September 2022 through January 2023, Dr. Slatko served as CMO, Allergy. He has now resumed his role as Chief Medical Officer. From 2012 to 2018, Dr. Slatko served as Office Director/Associate Director of the Office of Medication Error Prevention and Risk Management, CDER at the FDA. Prior to that, Dr. Slatko served as Chief Medical Officer at ParagonRx, an inVentiv Health company, from 2001 to 2012. Dr. Slatko previously served in senior management roles at GlaxoSmithKline, AstraZeneca and DuPont-Merck Pharma. Dr. Slatko received his B.A. in Chemistry and Psychology from Emory University, his M.B.A. from West Chester University of Pennsylvania, and his M.D. from the University of Miami Leonard M. Miller School of Medicine. He completed an Internal Medicine residency program at the University of Pittsburgh School of Medicine and is Board Certified.
Stephen Wargacki | Senior Vice President- Research and Development
Dr. Wargacki joined Aquestive in 2015. Prior to that, he led formulation development for Lohmann Therapy Systems. Dr. Wargacki’s 14 years in the pharmaceutical industry have been focused on alternative drug delivery including transdermal, sublingual, and buccal delivery systems as well as several medical devices. From 2005 to 2008 he worked in the defense industry designing and developing novel sensors, initially at the Air Force Research Laboratory and subsequently in the private sector. Dr. Wargacki received his B.S. in Chemistry from the University of the Cumberlands and a PhD. in Polymer Chemistry from the University of Tennessee.
A. Ernest Toth, Jr. | Chief Financial Officer
Mr. Toth joined Aquestive as Interim CFO in December 2020. In June 2021, he became our Senior Vice President, Chief Financial Officer. Prior to joining Aquestive, Mr. Toth had joined Danforth Advisors as a consultant in November 2020 to provide finance support and strategic consulting services to life science companies and the healthcare technology industry. Prior to that time, Mr. Toth was Chief Financial Officer of EHE Health, a national preventive health, primary care, and telehealth network owned by Summit Partners and DW Healthcare Partners, from September 2018 to February 2020. Prior to joining EHE Health, Mr. Toth served as Global Chief Financial Officer of ArisGlobal from January 2016 to December 2016 and Global Chief Financial Officer of Synowledge from January 2015 to December 2015. Prior to Synowledge, Mr. Toth held various senior financial positions at JHP Pharmaceuticals, Valeritas, Pharmaceutical Formulations, World Power Technologies and MacAndrews & Forbes. Mr. Toth also previously served as a member of the Board of Directors of Eska, a leading Canadian beverage company owned by Morgan Stanley Private Investments. His prior experience includes senior financial leadership positions at Valeritas, Pharmaceutical Formulations, and World Power Technologies. Mr. Toth holds an M.B.A. from Pace University, a B.S. in Accounting from Shippensburg University of Pennsylvania, and is a CPA in the State of New York.

EXECUTIVE COMPENSATION
Narrative Discussion of Summary Compensation Table
We are currently an “emerging growth company” and also qualify as a “smaller reporting company” under SEC rules. The following section describes the compensation we paid to our named executive officers (“NEOs”) for our fiscal year ended December 31, 2022. Our NEOs for 2022 are:
Name:	Title:
Daniel Barber	Chief Executive Officer (CEO)
Lori J. Braender	Senior Vice President – General Counsel, Chief Compliance Officer and Corporate Secretary
A. Mark Schobel	Chief Information and Technology Officer
Keith J. Kendall	Former Chief Executive Officer
Compensation Philosophy and Process
Aquestive operates in a highly competitive and continually changing market. Attracting, developing and retaining qualified executives who increase stockholder value by achieving our financial and strategic growth plans and objectives remain key to our success. Our goal is to provide compensation that emphasizes pay-for-performance, rewarding those who achieve or exceed their goals, and seeking to drive long-term value for our stockholders through the use of both short-term and long-term incentive programs.
Our compensation program is designed to:
•	Attract, retain and motivate superior executive talent
•	Provide incentives that award the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention
•	Align executive interests with those of stockholders through short-term and long-term incentives linked to performance
Role of the Compensation Committee. Pursuant to its charter, our Compensation Committee is charged with determining and approving the compensation and benefits of each executive officer, including our NEOs, on an annual basis, with the goal of achieving a compensation program and total compensation paid to our NEOs and other executives in line with our compensation philosophy. In determining compensation for our executive officers, the Compensation Committee considers compensation for comparable positions in the market and the historical compensation levels of our executives, each NEO’s performance as compared to our expectations and objectives, and our desire to motivate our executives to achieve short- and long-term results that are consistent with our business strategies and objectives.
As part of its review, the Compensation Committee works with its independent compensation consultant, Radford, part of Aon plc (“Radford”), as well as management, to ensure the compensation program aligns with market practice and Company strategy and has a balance designed to achieve Aquestive’s business objectives. Based on the Committee’s review, as well as input and recommendations received from Radford, the Compensation Committee is responsible for approving the compensation of each NEO.
For 2022, our Compensation Committee consisted of Mr. Costa (Chair), Dr. Brown, Mr. Cochran, Dr. Krop (since June, 2022), and Ms. Lurker (until June 2022). In June 2022, Dr. Krop replaced Ms. Lurker on the Compensation Committee. Each member of the Compensation Committee was determined to meet the applicable independence standards of both Nasdaq and the SEC. Mr. Cochran also brought the added perspective of representing the views of a significant stockholder with respect to our executive compensation program.
Role of Independent Compensation Consultant. In 2018, prior to our initial public offering, our Compensation Committee engaged Radford as its independent compensation consultant to provide the Committee with guidance in connection with developing and implementing Aquestive’s executive compensation program following the initial public offering.
In its role, Radford regularly attends meetings of the Compensation Committee to advise on compensation matters. Radford provides the Compensation Committee with information and advice on the design, structure and level of executive compensation, external market factors and evolving compensation trends.

Our Compensation Committee is directly responsible for the engagement and oversight of Radford. While Radford works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention of Radford.
Role of Management. Management regularly assists the Compensation Committee by preparing information and materials for matters under consideration by the Compensation Committee. The CEO is also asked to regularly attend Compensation Committee meetings to participate in discussions concerning executive performance and compensation matters and our senior human resources executive regularly provides information to the Compensation Committee regarding compensation matters. In addition, as part of its review process, the Compensation Committee meets with the CEO to discuss his recommendations regarding the compensation of each NEO (other than himself).
Annual Base Salary
Our Compensation Committee uses base salaries to recognize the experience, skills, knowledge and responsibilities required of our executive officers. The base salaries for our executive officers were initially established through review and negotiation at the time of hiring, and thereafter are periodically reviewed for possible increase, in each case taking into account the executive officer’s qualifications, experience, scope of responsibilities and competitive market compensation paid by other companies for similar positions within the industry. The chart below reflects the annual base salary rates that were in effect during 2022 approved by our Compensation Committee for each NEO. The base salary rates are based upon the recommendations and competitive analysis provided by Radford and are generally consistent with or slightly below the market 50th percentile range assessed by Radford although compensation for individual NEOs may be above or below the median based on experience, scope of position and individual performance. Base salaries are reviewed by the Compensation Committee annually based on performance and other factors.
Base Salary
Daniel Barber(1)	$600,000
Lori J. Braender	$417,300
A. Mark Schobel	$350,000
Keith J. Kendall(1)	$600,000
(1)
Mr. Barber was appointed as the Company’s President and Chief Executive Officer effective May 17, 2022 and the Compensation Committee established his base salary at $600,000 effective on that date. Mr. Barber had been the Company’s SVP/Chief Operating Officer prior to that date. See “Summary Compensation Table” below for his total 2022 compensation. Mr. Kendall separated from the Company as President and Chief Executive Officer effective May 17, 2022, and at the time of his separation his base salary was $600,000.

Annual Incentive Compensation
We have an annual goal-setting and review process for our executive officers that is the basis for determining potential annual bonuses for our NEOs. Our Compensation Committee sets our annual financial objectives for the year as well as strategic and operational goals which are aligned with our strategic plan and operating budget approved by the Board.
Our employment agreements with our executive officers provide that they will be eligible for annual performance-based bonuses based on achievement of the financial, strategic and/or operational objectives established by the Compensation Committee. Pursuant to the terms of their employment agreements, the target bonus opportunities for our NEOs expressed as a percentage of annual base salary are: Mr. Barber, 60%, Ms. Braender, 50%, and Mr. Schobel, 75%. Each NEO’s annual bonus is capped at a maximum of 200% of his or her target bonus opportunity.
The Compensation Committee assessed Company performance for 2022 with respect to each of the performance metrics and determined achievement against those metrics. The Compensation Committee determined to award the bonus amounts to our NEOs for 2022 set forth in the Summary Compensation Table below under “Non-Equity Incentive Plan Compensation.”
Equity-Based Incentive Awards
Our equity-based awards are designed to provide our NEOs with a strong link to our long-term performance, create an ownership culture and help align the interests of our executive officers and our stockholders. Prior to the closing of our initial public offering, we adopted our 2018 Equity Incentive Plan.

2022 Long-Term Incentive Awards. The Compensation Committee determined to award long-term incentive awards in the form of stock options in order to demonstrate the Company’s pay-for-performance philosophy. Stock options are designed to motivate our NEOs to increase stockholder value as the NEO will only realize value if our stock price increases above the exercise price, which is equal to the fair market value of our common stock on the date of grant. In addition, these stock options are subject to time-based vesting restrictions generally requiring our NEOs to remain in our employment during the vesting period. Only stock options were awarded to senior management for 2022 as part of our regular cycle long-term incentive plan.
In addition to the stock options awarded in March 2022 as part of the annual regular-cycle long-term incentive program, the Compensation Committee awarded additional stock options to Ms. Braender and Mr. Schobel and certain other executive officers in November 2022 as special incentive grants, with the per share exercise price of options equal to the closing price per share of our common stock as reported on Nasdaq on the grant date. In August 2022, in connection with entering into his employment agreement as President and Chief Executive Officer in July 2022, Mr. Barber was granted stock options for 100,000 shares with the per share exercise price equal to the closing price per share of our common stock as reported on Nasdaq on the grant date.
Equity Grant Policy. The Compensation Committee has adopted an equity grant policy with respect to the issuance of equity awards under our 2018 Equity Incentive Plan. Among other provisions, the equity grant policy establishes parameters for the grant date of equity awards made to executive officers and non-employee directors. Under the policy, the grant date for annual long-term incentive awards to officers and other employees is generally the date of the Compensation Committee’s regularly scheduled meeting in the first quarter of each year, but if the date of such meeting is not in an open trading window, the awards will be granted effective on the second full trading date following the next public release of earnings. Pursuant to the policy, annual equity awards to our non-employee directors are granted on the date of the Company’s annual meeting of stockholders. Additionally, “off-cycle” equity awards may be granted at other times during the year for circumstances such as new hires, promotions, director appointments and other special bases for grants, during open trading windows, or if the date the Compensation Committee takes action to approve such an award is not in an open trading window, then the awards will be granted effective on the second full trading date following the next public release of earnings.
Capital Funding Transaction
In connection with a Securities Purchase Agreement entered into by the Company dated June 6, 2022, pursuant to which the Company issued pre-funded warrants and common stock warrants as part of a capital funding program, on June 8, 2022 each of Mr. Barber, Ms. Braender, Mr. Schobel and certain other executive officers participated and were given the right to buy shares of Company common stock at a price equal to $1.09 per share, and also received a warrant for the same number of purchased shares with a warrant exercise price equal to $0.96 per share; the number of shares purchased (and corresponding number of warrants received) were: Mr. Barber, 91,743; Ms. Braender, 13,761; and Mr. Schobel, 45,871. The Nasdaq closing price on the purchase/warrant grant date (June 8, 2022) was $0.902.
Perquisites, Health, Welfare and Retirement Benefits
All of our executive officers, including our NEOs, are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other colleagues. We also provide enhanced life insurance and disability benefits to our executive officers.
We maintain a 401(k) retirement savings plan that provides eligible U.S. colleagues with an opportunity to save for retirement on a tax advantaged basis. Eligible colleagues may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. The 401(k) plan provides us with the discretion to match employee contributions. During 2022, we made 100% matching contributions on up to 6% of an employee’s eligible compensation deferred, subject to IRS limitations. These matching contributions vest in 20% increments and vest in full after an employee has attained five years of service.
We do not maintain any non-qualified deferred compensation plans at this time. We also do not maintain, and do not plan to establish, any defined benefit pension plan.

Summary Compensation Table
The following table provides information regarding the compensation provided to our NEOs during the fiscal year ended December 31, 2022 and 2021:
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Daniel Barber Chief Executive Officer	2022	541,591	—	—	401,253	355,547	28,207	1,326,598
	2021	424,058	—	—	406,820	301,272	24,953	1,157,103
Lori J. Braender* Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2022	424,058	—	—	268,636	216,805	37,894	935,909
A. Mark Schobel Chief Innovation and Technology Officer	2022	350,000	—	—	137,330	275,625	47,064	810,019
	2021	350,000	—	—	284,928	262,500	41,833	939,261
Keith J. Kendall** Former Chief Executive Officer	2022	254,038	—	—	579,291	—	2,242,594	3,075,924
	2021	550,000	—	—	1,017,050	450,000	32,148	2,049,198
*	Ms. Braender was not an NEO in 2021.
**	Mr. Kendall separated from the Company as President and Chief Executive Officer effective May 17, 2022.
(1)
Represents the aggregate grant date fair value of equity awards computed in accordance with FASB ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 17 to our 2022 audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 31, 2023.

(2)	Represents annual incentive compensation for 2022 and, as applicable, 2021, paid in the first quarter of the following year.
(3)	For 2022, this column includes the following:
	Mr. Barber ($)	Ms. Braender ($)	Mr. Schobel ($)	Mr. Kendall ($)
401(k) Company match	18,300	18,300	18,300	15,242
Disability insurance premiums	3,658	7,465	3,410	16,426
Life insurance premiums	6,249	12,129	25,355	64,464
Severance	—	—	—	2,146,463
Total	28,207	37,894	47,064	2,242,594

Outstanding Equity Awards at Fiscal Year End Table
The following table sets forth certain information regarding equity awards granted to our NEOs that remain outstanding as of December 31, 2022:
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)
	Exercisable	Unexercisable
Mr. Barber	25,997	—(1)	6.540	4/18/2028	—	—	—	—
	96,507	—(2)	15.000	7/24/2028	—	—	—	—
	70,000	—(3)	8.050	2/28/2029	—	—	—	—
	50,000	—(4)	4.830	5/9/2029	—	—	—	—
	55,000	55,000(5)	1.540	3/16/2030	—	—	—	—
	25,000	75,000(6)	5.300	3/11/2031	—	—	—	—
	—	225,000(7)	2.550	3/10/2032	—	—	—	—
	—	100,000(8)	0.875	8/5/2032	—	—	—	—
Ms. Braender	85,000	—(9)	$18.670	9/10/2028	—	—	—	—
	100,000	—(3)	$8.050	2/28/2029	—	—	—	—
	30,000	30,000(5)	$1.540	3/16/2030	—	—	—	—
	18,750	56,250(6)	$5.300	3/11/2031	—	—	—	—
	—	160,000(7)	$2.550	3/10/2032	—	—	—	—
	—	40,000(8)	$0.875	11/4/2032	—	—	—	—
Mr. Schobel	240,165	—(2)	$15.000	7/24/2028	—	—	—	—
	28,043	—(10)	$16.460	8/15/2028	—	—	—	—
	75,000	—(3)	$8.050	2/28/2029	—	—	—	—
	35,000	35,000(5)	$1.540	3/16/2030	—	—	—	—
	17,500	52,500(6)	$5.300	3/11/2031	—	—	—	—
	—	75,000(7)	$2.550	3/10/2032	—	—	—	—
	—	40,000(8)	$0.875	11/4/2032	—	—	—	—
Mr. Kendall	240,165	—(2)	$15.00	7/24/2028	—	—	—	—
	28,043	—(10)	$16.46	8/15/2028	—	—	—	—
	325,000	—(3)	$8.05	2/28/2029	—	—	—	—
	225,000	—(5)	$1.54	3/16/2030	—	—	—	—
	250,000	—(6)	$5.30	3/11/2031	—	—	—	—
	375,000	—(7)	$2.55	3/10/2032	—	—	—	—
(1)	Options granted on April 18, 2018. These options vests as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(2)	Options granted on July 24, 2018. These options vests as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(3)	Options granted on February 28, 2019. These options vests as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(4)	Options granted on May 9, 2019. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(5)	Options granted on March 16, 2020. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(6)	Options granted on March 11, 2021. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.

(7)	Options granted on March 10, 2022. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(8)	Options granted on August 5, 2022. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(9)	Options granted on September 10, 2018. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(10)	Options granted on August 15, 2018. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
Employment Agreements with Named Executive Officers
In July 2022, we entered into an employment agreement with Mr. Barber, our Chief Executive Officer; in September 2018 we entered into an employment agreement with Ms. Braender, our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary; and in July 2018 we entered into an employment agreement with A. Mark Schobel, our Chief Innovation and Technology Officer. These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity and employee benefit plan participation. These employment agreements provide for “at will” employment. The material terms of these employment agreements with our NEOs are described below and are qualified in all respects by the full terms of such agreements.
Glossary of Terms. The following terms referred to in the narrative below are generally defined in each NEO’s employment agreement as follows:
•
“Cause” means, generally, conviction or plea of nolo contendere to a felony; commission of fraud or material act of dishonesty with respect to the Company or its colleagues, customers or affiliates; willful and repeated failure to carry out material responsibilities of employment; material misconduct or similar behavior; a material violation of Company policy; or material breach of the executive's obligations under his or her employment agreement.

•
“Change in Control” means generally any person or group becomes the beneficial owner of 40% or more of the Company's outstanding voting securities; completion of a merger, consolidation or reorganization of the Company unless the stockholders before such transaction own at least a majority of the outstanding voting securities of the outstanding securities or at least a majority of the fair market value of the successor company; or a sale, transfer, liquidation or other disposition of all or substantially all of the Company's assets.

•	“Change in Control Period” means generally the period beginning 180 days before and ending 12 months (or, in the case of Mr. Schobel, 24 months) following the effective date of a Change in Control.
•
“Good Reason” means generally a material diminution in the executive's position or duties; a material breach by the Company of the executive's employment agreement, including any reduction of base salary or target bonus percentage; or relocation of more than 50 miles from the Company's headquarters.

•
“Permanent Disability” means generally the executive's inability to perform the essential functions of his job with or without reasonable accommodation for a period of 150 consecutive days or an aggregate of 180 days in any twelve (12) month period due to illness, accident or other physical or mental incapacity, as determined by a duly licensed physician.

•	“Severance Period” means generally 12 months (or, in the case of Mr. Schobel, 18 months) following termination of employment.
Terms of Employment
Daniel Barber. The term of Mr. Barber’s employment agreement commenced in July 2022 and will continue until terminated in accordance with its terms. Mr. Barber’s base salary is subject to annual review for possible increase. Mr. Barber’s target award opportunity under a Company annual incentive program may not be less than 60% of his base salary, and he is eligible to participate in our incentive plans and benefit plans. In connection with entering into his 2022 employment agreement, Mr. Barber was awarded a stock option for 100,000 shares with an exercise price equal to fair market value as of grant date, with the grant date established in accordance with the Company’s equity grant policy. Twenty-five percent of such option vests on the second and third anniversary of the grant date and the balance vests on the third anniversary of the grant date.
Lori J. Braender. The term of Ms. Brander’s employment agreement commenced in September 2018 and will continue until terminated in accordance with its terms. Ms. Brander’s base salary is subject to annual review for possible increase. Ms. Braender’s target award opportunity under a Company annual incentive program may not be less than 50% of her base salary, and she is eligible to participate in our incentive plans and benefit plans.
A. Mark Schobel. The term of Mr. Schobel’s employment agreement commenced in July 2018, and will continue until terminated in accordance with its terms. Mr. Schobel’s base salary is subject to annual review for possible increase. Mr. Schobel’s target award opportunity under a Company annual incentive program may not be less than 75% of his base salary, and he is eligible to participate in our incentive plans and benefit plans.
Severance Arrangements
Each of the employment agreements of our NEOs contains provisions providing for payments and benefits in the event of certain termination events, including employment termination in connection with a Change in Control. The material terms of our NEOs’ severance protection are summarized below.
For Cause Termination or Voluntary Resignation. In the event an NEO’s employment is terminated by the Company for Cause, or if an NEO voluntarily resigns from employment without Good Reason, he or she will be entitled to receive salary that had accrued but had remained unpaid through the date of termination, any unpaid annual bonus earned with respect to the year preceding the year in which such employment termination occurred and any benefits under any plans in which the NEO participates consistent with his or her rights under such plans (“Accrued Payments”).
Death or Permanent Disability. In the event that an NEO’s employment is terminated by reason of death or Permanent Disability, in addition to the Accrued Payments, he or she will be entitled to:
•	any accrued and unused vacation pay for the year in which employment terminates;
•	a pro-rata portion of the NEO's target annual bonus for the year in which employment terminates, pro-rated for the number of days the NEO was employed during the year prior to termination;
•
accelerated vesting of outstanding equity awards subject to time-based vesting as if the NEO had continued being employed through the end of the year in which employment terminates, or, in the case of awards subject to “cliff vesting,” pro-rata accelerated vesting based on the percentage of the vesting period that had elapsed as of the termination date (and stock options and stock appreciation rights will remain exercisable for one year following termination, subject to any earlier expiration date); and

•
pro-rata accelerated vesting of outstanding equity awards which are subject to “performance-based” vesting conditions or a performance period which ends at or after the time of termination, with performance goals assumed to have been achieved at “target” and with pro-ration based on the percentage of the performance period that had elapsed as of the termination date.

Termination Without Cause or for Good Reason - Unrelated to a Change in Control. In the event that an NEO’s employment is terminated by us without Cause, or the NEO terminates employment for Good Reason (other than in connection with a Change in Control, as described below), in addition to the Accrued Payments, the NEO will be entitled to receive, subject to the delivery of a fully effective release of claims and continued compliance with restrictive covenant obligations, the following payments and benefits:
•	any accrued and unused vacation pay for the year in which employment terminated;
•	a pro-rata portion of the NEO's target annual bonus for the year in which employment terminates, pro-rated for the number of days the NEO was employed during the year prior to termination;
•	monthly payments during the NEO's Severance Period (as defined above), with each monthly payment equal to 1/12th of the sum of his annual base salary and target annual bonus;

•
continuing coverage during the NEO's Severance Period (as defined above) under our group health and life insurance plans in which the NEO was a participant prior to termination (or if such coverage is not permitted by law or the applicable plan, the cash equivalent); and

•
immediate vesting of all unvested equity awards (and stock options and stock appreciation rights will remain exercisable for one year following termination, subject to any earlier expiration date), with unvested equity awards subject to “performance-based” vesting conditions or a performance period that ends at or after the date of employment termination deemed achieved at “target.”

Termination Without Cause or For Good Reason - During the Change in Control Period. If an NEO’s employment is terminated by us without Cause or the NEO terminates his employment for Good Reason, in each case, during the Change in Control Period, then, in addition to the Accrued Payments, and subject to the delivery of a fully effective release of claims and continued compliance with respective restrictive covenant obligations, the NEO will be entitled to receive the following payments and benefits:
•	any accrued and unused vacation pay for the year in which employment terminated;
•	a pro-rata portion of his target annual bonus for the year in which employment terminated, pro-rated for the number of days the NEO was employed during the year prior to termination;
•
an immediate lump sum cash payment of an amount equal to 1.0 times the sum of base salary and target annual bonus, or, in the case of Mr. Schobel, an immediate lump sum cash payment in an amount equal to 2.75 times the sum of his base salary and target annual bonus;

•
continuing coverage under our group health and life insurance plans in which the NEO was a participant for 12 months following termination of employment (or if such coverage is not permitted by law or the applicable plan, the cash equivalent); and

•
immediate vesting of all unvested equity awards (and stock options and stock appreciation rights will remain exercisable for one year following termination, subject to any earlier expiration date), with unvested equity awards subject to “performance-based” vesting conditions or a performance period that ends at or after the date of employment termination deemed achieved at “target.”

In the event that these termination payments and benefits in connection with a Change in Control would subject Mr. Barber or Ms. Braender to the Code Section 4999 excise tax, they would each be entitled to the greater after-tax benefit of either (i) the full Change in Control payment and benefits minus any 280G excise tax, the payment of which would be the NEO’s responsibility, or (ii) the NEO’s Change in Control payment and benefits cut back to the amount that would not trigger the excise tax.
In the event that these employment termination payments and benefits in connection with a Change in Control would subject Mr. Schobel to the excise tax imposed by Section 4999 of the Code, he would be entitled to an additional payment such that, after the payment of taxes, he will be in the same position as he would have been had he not been required to pay such excise taxes. The employment agreement of Mr. Schobel provides that, prior to the end of the current term of his employment, the executive agrees to discuss a provision to replace this tax gross-up provision on terms and conditions mutually acceptable to the Board and the executive which discussion will take into account then current public market conditions.
For each of our NEOs, in the event that the continued coverage under our health plans triggers taxable income to the NEO, the NEO would also receive an additional cash payment such that each NEO would receive the same net after-tax benefits that the NEO would have received under such plans had the NEO continued to be employed and receive such plan benefits.
Each NEO’s employment agreement also provides that each NEO agrees to grant us certain intellectual property rights and includes additional provisions that require the NEO to refrain from competing with our business, soliciting or interfering with our suppliers, customers, prospective customers and other business relationships, and from soliciting, hiring or otherwise interfering with our relationship with any person employed or previously employed by us, with the duration of such restrictions to last during the NEO’s employment and for his respective Severance Period as defined above.

Severance Arrangement
In connection with his separation from the Company in May 2022, Mr. Kendall and the Company entered into a Separation Agreement, including a consulting agreement (collectively, the “Separation Agreement”) dated as of May 17, 2022. Pursuant to the Separation Agreement, Mr. Kendall’s employment with the Company ceased effective as of May 17, 2022. The Separation Agreement provides Mr. Kendall with the following principal severance benefits: (i) a cash payment consisting of the sum of any previously unpaid base salary through the employment termination date and any accrued and unused vacation time for the 2022 calendar year; (ii) a cash payment consisting of his pro-rata portion of his target bonus in the amount of $279,863; (iii) a cash payment in the amount of $150,000, representing 90 days of his base pay in lieu of the required notice period under Mr. Kendall’s employment agreement, (iv) severance payments consisting of (a) a cash payment of $262,500, which represented an acceleration of the first three installments of Mr. Kendall’s 18-month severance he was entitled to under his employment agreement, (b) monthly severance payments of $52,571.43 per month for the first through the seventh months following the employment termination date, (c) $69,500 paid for the eighth month after the employment termination date, and (d) monthly severance payments of $87,500 for the ninth through eighteenth months following the employment termination date, (v) accelerated vesting of unvested outstanding equity awards, with options remaining exercisable for the duration of the stated term of each award, and (vi) continuing coverage under the Company’s group health and life insurance plans at the same levels and on the same terms and conditions as are provided to similar-situated executives, for a period of 18 months. Under the terms of the Separation Agreement, Mr. Kendall also agreed to serve as a consultant to the Company, on an as needed and as requested basis, to provide transition services, strategic planning, financial planning, merger and acquisition advice and consultation, for a period from the employment termination date to December 31, 2022, for which services Mr. Kendall received a consulting fee of $10,000 per month.

AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee are discussed under “Corporate Governance” in the “Board Committees” section under “Audit Committee.” The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2022 and has discussed these statements with management and KPMG LLP, or KPMG, the Company's independent registered public accounting firm. Aquestive management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Aquestive in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.
The Audit Committee also received from, and discussed with, KPMG the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
KPMG also provided the Audit Committee with the written disclosures and the letter required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion, may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with KPMG their independence from Aquestive.
Based on its discussions with management and our independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Aquestive Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Respectfully submitted by the Audit Committee,
Timothy E. Morris, Chair
Gregory B. Brown, M.D.
Marco Taglietti, M.D.
The report of the Audit Committee is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE
AQUESTIVE THERAPEUTICS, INC. 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN
On March 23, 2023, upon recommendation of the Compensation Committee (the “Committee”), the Board approved an amendment (the “Amendment”) to the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan (the “Plan”), subject to stockholder approval at the Annual Meeting. The Amendment increases the number of shares available for grant under the Plan by 2.0 million shares. We are not seeking approval of any other amendments to the Plan at this time.
PURPOSE OF THE AMENDMENT
As of April 27, 2023, there were 1,037,692 shares available for grant under the Plan. We believe this amount is insufficient to address the retention issues we believe we are facing due, in part, to the fact that a substantial portion of our outstanding, previously-granted stock options are significantly underwater. As described below, the primary purpose of the Amendment is to facilitate the grant of retention equity awards to our executive officers in the form of performance stock units (PSUs). To the extent shares covered by the Amendment are not utilized for the PSU Retention Awards (as defined below), those shares will be available for further grants to eligible participants under the Plan, including grants in the form of restricted stock units (RSUs), PSUs and stock options.
At the time of our IPO in 2018 and since that time, we have granted options with an exercise price equal to the fair market value of our common stock on the date of grant. The following table provides a history of the stock option grants made to our executive officers and other employees at the time of our IPO and thereafter as part of our long-term incentive compensation program, the applicable exercise price, and the amount by which these options are either out-of-the-money or in-the-money relative to our $1.27 closing market price of our common stock as reported on the Nasdaq Stock Market on April 27, 2023:
Grant Date	Total Number of Outstanding Options Granted to Current Executive Officers	Total Number of Outstanding Options Granted to Other Employees	Exercise Price	Amount by which outstanding options are (out- of-the-money) or in-the-money*
7/24/2018 (IPO)	372,895	0	$15.00	($13.73)
2/28/2019	275,000	0	$8.05	($6.78)
8/9/2019	40,000	34,500	$3.84	($2.57)
3/16/2020	336,100	0	$1.54	($0.27)
5/12/2020	42,000	40,000	$5.69	($4.42)
6/1/2021	50,000	99,500	$4.07	($2.80)
3/10/2022	680,000	0	$2.55	($1.28)
8/5/2022	150,000	231,500	$0.88	$0.39
8/15/2018	28,043	0	$16.46	($15.19)
9/9/2018	85,000	0	$18.67	($17.40)
5/9/2019	50,000	0	$4.83	($3.56)
9/18/2019	66,000	0	$3.49	($2.22)
8/7/2020	0	10,000	$6.29	($5.02)
8/31/2020	0	15,000	$7.86	($6.59)
11/24/2020	12,500	28,000	$6.62	($5.35)
3/11/2021	322,500	0	$5.30	($4.03)
6/15/2021	120,000	0	$4.04	($2.77)
11/4/2022	185,000	0	$0.88	$0.39
*
Based on our April 27, 2023 closing market stock price of $1.27. The amounts by which our outstanding stock options are in- or out-of-the-money vary depending upon the market price of our common stock at the time of calculation.

PSU Retention Awards. Based on the foregoing, on March 16, 2023, the Committee approved a supplementary performance-based long-term equity incentive program for the executives of the Company (the “Executive PSU Program”) for the purpose of awarding additional retentive grants to the Company’s executive officers in the form of performance stock units (“PSU Retention Awards”) in two 50% tranches as follows:
Name	Tranche #1	Tranche #2	Total PSU Retention Awards at Target
Barber, Daniel	223,500	223,500	447,000
Braender, Lori	75,000	75,000	150,000
Schobel, Mark	50,000	50,000	100,000
Other Executive Officers as a Group (5 persons)	317,500	317,500	635,000
Tranche #1 of these PSU Retention Awards has been granted by the Committee with an effective date of May 5, 2023, following the Company’s release of first quarter earnings, in accordance with the Company’s equity grant policy. These PSU Retention Awards will be granted under the current share reserve and are not subject to stockholder approval of the Amendment. On March 16, 2023, the date the Committee approved the Executive PSU Program, the closing market price of our common stock as reported on the Nasdaq Stock Market was $0.758.
Following the grant of Tranche #1, the remaining share reserve under the Plan will be insufficient to cover Tranche #2 of these PSU Retention Awards. Accordingly, Tranche #2 will be granted by the Committee following stockholder approval of the Amendment at the Annual Meeting, or if not approved, contingent upon a sufficient number of shares otherwise becoming available under the Plan (which is anticipated to occur on January 1, 2024 when the evergreen feature of the Plan would increase the share reserve under the Plan by an amount up to 4% of the Company’s outstanding shares of common stock. See “Proposed Share Reserve” below for additional information regarding the evergreen feature of the Plan).
The vesting of these PSU Retention Awards is subject to achievement of stock price goals as follows:
Performance Price*	Vesting Percentage	Vesting Level
$1.75	50%	Threshold
$2.50	100%	Target
$3.25	150%	Maximum
The Performance Price is measured as the 30-day average of the closing prices of the Company’s common stock as reported on the Nasdaq Stock Market immediately prior to and including the last calendar day of the three-year performance period (which ends on the third anniversary of the grant date). To the extent the Performance Price is less than $1.75, the Vesting Percentage will be zero. To the extent the Performance Price is $1.75, the Vesting Percentage will be 50%. To the extent the Performance Price is $1.76 or greater, but less than $2.50, the Vesting Percentage will be a prorated amount between 50.01% and 99.99%, based on straight-line interpolation. To the extent the Performance Price is $2.50, the Vesting Percentage will be 100%. To the extent the Performance Price is $2.51 or greater, but less than $3.25, the Vesting Percentage will be a prorated amount between 100.01% and 149.99%, based on straight-line interpolation. To the extent the Performance Price is $3.25 or greater, the Vesting Percentage will be 150%. In no event will the Vesting Percentage exceed 150%.
To vest in a PSU Retention Award, an executive officer must generally be employed on the last day of the performance period. Under the terms of the award agreement, in the event of an executive officer’s qualifying termination of employment due to death or disability of the executive officer, by the executive officer for good reason or by the Company not for cause, as defined in the award agreement, or in connection with a change in control during the three-year performance period, the performance period will be deemed to end on the date of such qualifying termination, and performance achievement will be measured as of such date.

Impact on Share Reserve. Assuming stockholders approve the Amendment, Tranche #2 of the PSU Retention Awards would reduce our share reserve by a total of approximately 999,000 shares taking into account the awards at maximum. The following table provides information regarding Tranche # 2 of the PSU Retention Awards with respect to each named executive officer, as well as those executive officers who will be granted PSU Retention Awards as a group. No PSU Retention Awards will be made to non-executive officer employees.
Name	Tranche #2 Number of PSUs at Target	Tranche #2 Number of PSUs at Maximum
Mr. Barber	223,500	335,250
Ms. Braender	75,000	112,500
Mr. Schobel	50,000	75,000
Other Executive Officers as a Group (5 persons)	317,500	476,250
Total	666,000	999,000
If the Amendment is approved, any Plan shares not needed for Tranche #2 of the PSU Retention Awards may be utilized under the Plan for other awards to eligible participants including executive officers.
2023 Annual Long-Term Equity Grants. The Committee, as part of its regular cycle of annual equity incentive grants under its long-term executive compensation program, made annual equity incentive grants to eligible participants in the form of time-based RSUs which vest in annual installments of 25%, 25% and 50% on the first three anniversaries of the March 9, 2023 grant date. These grants were made to each of our named executive officers, all other executive officers as a group, and all other employees (non-executive officers) as a group, effective on March 9, 2023, as follows: Daniel Barber, 447,000 shares; Ms. Braender, 150,000 shares; Mr. Schobel, 100,000 shares; all other executive officers who received the March 9, 2023 time-based RSUs as a group (5 persons), 635,000 shares; and all other employees (non-executive officers) as a group, 392,000 shares.
Retain and Incentivize our Executive Officers. We believe that the adoption of the Amendment is important to enable us to retain and incentivize our executive officers at this critical juncture in our Company’s path. The Amendment will allow us to completely effectuate the Executive PSU Program, which we believe provides an effective means to promote stock price growth and further aligns the interests of our executive officers with the Company’s stockholders. As a general matter, we believe that granting equity-based compensation to eligible officers, employees and non-employee directors is an effective means to promote the future growth and development of the Company, further align the interests of participants with our stockholders, and enable the Company to attract and retain qualified personnel.
If the Amendment is approved by our stockholders, the Plan, as amended, will become effective on June 21, 2023. If our stockholders do not approve the Amendment, the Plan will remain in effect in its current form. However, there will be insufficient shares available under the Plan to grant Tranche #2 of the PSU Retention Awards and this would potentially limit our ability generally to grant equity awards that may be needed for incentive and retention purposes until January 1, 2024. In this event, the Committee may be required to potentially formulate greater cash-based programs to attract, retain, incentivize and compensate eligible participants.
PROPOSED SHARE RESERVE
Pursuant to the Amendment and subject to the annual evergreen increase and anti-dilution adjustments provided for in the Plan, the share reserve under the Plan will be 3,037,692 shares of common stock as reduced by one share for every one share that is subject to an award granted under the Plan between March 31, 2023 through and including the date of the Annual Meeting (the “Plan Limit”). Awards to be granted during the period from March 31, 2023 through and including the date of the Annual Meeting include Tranche #1 of the PSU Retention Awards at maximum and grants to non-employee directors. The Plan Limit represents an increase of 2.0 million shares over the number of shares currently available for grant under the Plan.
Pursuant to the evergreen increase, on January 1st of each year prior to the termination of the Plan, the Plan Limit is increased by the lesser of (x) 4.0% of the number of shares of common stock outstanding as of the immediately preceding December 31st and (y) such lesser number as the Board may determine in its discretion. Effective as of January 1, 2023, the share reserve under the Plan was increased by 2,193,109 shares pursuant to evergreen provisions of the Plan, representing 4% of the Company’s outstanding shares of common stock as of December 31, 2022.
For purposes of determining the number of shares available for awards under the Plan, each stock-settled SAR will count against the Plan Limit based on the number of shares underlying the exercised portion of such SAR rather than the number of shares issued in settlement of such SAR. Any shares tendered, with the Committee’s approval, by a participant in payment of an exercise price for an award or the tax liability with respect to an award, including shares withheld from any such Award, will not be available for future awards under the Plan. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company will not reduce the shares available for awards under the Plan. If any shares subject to an Award under the Plan are forfeited or such award otherwise terminates for any reason whatsoever without an actual distribution of shares to the participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such award will, to the extent of any such forfeiture or termination, be added back to the Plan Limit and will again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such award, and if necessary, to comply with applicable law or regulations.
Up to 4,100,000 shares available for awards under the Plan may be issued pursuant to incentive stock options (“ISOs”), or the ISO Limit (the ISO Limit equals the Plan Limit that was in effect on the original effective date of the Plan), provided that on each January 1st prior to the termination of the Plan, the ISO Limit will be increased by the lesser of (x) 4.0% of the number of shares of common stock outstanding as of the immediately preceding December 31st, (y) 4,100,000 shares and (z) such lesser number as the Board may determine in its discretion.
The maximum value (determined as of the grant date) of shares underlying awards granted to any non-employee director during any calendar year is $500,000, except that such limit shall be increased by 50% for the first calendar year in which a non-employee director is elected to the Board.
Impact on Dilution and Fully Diluted Overhang. Our Board recognizes the impact of dilution on our stockholders balanced with the need to motivate, retain and ensure that our leadership team and key executives are focused on our strategic priorities.
The fully diluted overhang as of December 31, 2022 was 12.3%. In this context, fully diluted overhang is calculated as the sum of grants outstanding and shares available for future awards under the Plan and the 2022 Inducement Equity Incentive Plan (the numerator), divided by the sum of the numerator and basic common shares outstanding as of December 31, 2022.
The following table provides information on the annual share usage rate for the past three fiscal years under all of our equity plans. This rate measures the potential dilutive effect of our annual equity awards. The annual share usage rate expresses the number of shares granted annually as equity awards relative to the total number of shares of common stock outstanding by dividing the number of shares granted during the year by the weighted average number of basic shares outstanding for that year.
	2022	2021	2020	3-Year Average
Stock Options/Stock Appreciation Rights (SARs) Granted	2,015,000	1,212,200	1,167,600	1,464,933
Stock-Settled Time-Vested Restricted Shares/Units Granted	191,700	0	4,000	65,233
Weighted-Average Basic Common Shares Outstanding	54,827,734	41,228,736	34,569,254	43,541,908
Share Usage Rate	4.0%	2.9%	3.4%	3.5%

The following table sets forth certain information as of December 31, 2022, unless otherwise noted, with respect to the Plan and the 2022 Inducement Equity Incentive Plan (the “2022 Inducement Plan”):
Stock Options/SARs Outstanding	6,027,997
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$5.48
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	7.5 years
Total Stock-Settled Time-Vested Restricted Stock/Unit Awards Outstanding	161,750*
Proposed share reserve under the Plan, as amended, subject to stockholder approval**	3,037,692
Basic common shares outstanding as of the record date (April 24, 2023)	55,922,361
*	Does not include 1,724,300 shares subject to time-vested RSUs granted on March 9, 2023. Also does not include Tranche #1 of the PSU Retention Awards granted effective May 5, 2023.
**
Less one share for every one share that is subject to an award granted under the Plan between March 31, 2023 through and including the date of the Annual Meeting, which will include Tranche #1 of the PSU Retention Awards at maximum and grants to non-employee directors.

GOVERNANCE HIGHLIGHTS
The Plan incorporates governance best practices, including:
•	No “liberal share recycling.”
•
Dividends and dividend equivalent rights, if any, on RSUs and PSUs will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.

•	Minimum exercise price for options and SARs equal to 100% of fair market value at grant.
•	No repricing of options or SARs and no cash buyout of underwater options and SARs without shareholder approval, except for equitable adjustments in connection with certain corporate transactions.
•	No “liberal” change in control definition or automatic “single-trigger” vesting upon a change in control.
DESCRIPTION OF THE PLAN
The following description is qualified in its entirety by reference to the Plan document, as amended by the Amendment, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.
Eligibility
Employees, Non-Employee Directors and consultants are eligible to receive awards under the Plan, as determined in the sole discretion of the Committee. As of March 31, 2023, there were eight executive officers, approximately 125 other employees and six non-employee directors eligible to participate in the Plan.
Administration
The Plan will be administered by the Committee. Awards granted to non-employee members of the Board will be administered by the Board. Subject to Plan provisions, the Committee has full authority to (i) select award recipients and determine the type of awards to be granted, provided that Awards to non-employee directors will be subject to ratification by the Board; (ii) determine the number of shares awarded and the terms and conditions of awards (including, but not limited to, vesting restrictions, performance goals relating to an award, forfeiture, exercisability or settlement of an award and waivers or accelerations thereof); (iii) determine the strike price, grant price or purchase price (if any) of an award; (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan or an award agreement, and adopt or amend rules, regulations, guidelines, forms of agreements and instruments relating to the Plan and award agreements; (v) interpret the Plan and award agreements; and (vi) make all other determinations as it may deem necessary or advisable for administration of the Plan.
The Committee may delegate, to the extent permitted by applicable law and the Company’s by-laws, some or all of its authority with respect to the Plan and awards to any executive officer of the Company or any other person designated by the Committee, provided that the Committee may not delegate its authority to make Awards to executive officers or members of the Board.

No Repricing Without Stockholder Approval. No underwater option or SAR may be repriced, replaced or regranted through cancellation or repurchased for cash without the approval of the stockholders of the Company.
Awards
Awards that can be granted under the Plan include stock options, SARs, restricted stock, RSUs and other stock-based awards. In the discretion of the Committee, the vesting, earning or settlement of an award may be conditioned upon service-based vesting conditions or upon the achievement of specified performance goals that are substantially uncertain to be met during the applicable performance period at the time such goals are established. The following is a summary of the various types of awards that can be granted under the Plan.
Stock Options. Options give a participant the right to purchase a specified number of shares from the Company for a specified time period at a fixed price. Options may be either ISOs or non-qualified options, however, ISOs may only be granted to employees of the Company and its subsidiaries. The price at which shares may be purchased upon exercise may not be less than the fair market value of one share on the grant date, or, in the case of an ISO granted to a more than ten percent stockholder, less than 110% of the fair market value of a share on the grant date. The Committee may grant options that have a term of up to ten years, or, in the case of an ISO granted to a more than ten percent stockholder, five years. The Award agreement will specify the exercise price, term, vesting requirements, including any performance goals, and any other terms and conditions applicable to the option. The holder of an option has no voting rights and no right to dividends or dividend equivalents.
Stock Appreciation Rights. A grant of a SAR entitles a participant to receive, upon exercise of the SAR, the excess of (i) the fair market value of one share on the date of exercise, over (ii) the grant price of the SAR as determined by the Compensation Committee. No payment from the participant is required upon the exercise of a SAR. The Committee will determine and specify in each Award agreement the number of SARs granted, the grant price of the SAR (which may not be less than 100% of the fair market value of a share on the grant date), the time or times at which a SAR may be exercised in whole or in part, the method by which shares will be delivered or deemed to be delivered to a participant, the term of the SAR (which may not be greater than 10 years) and any other terms and conditions of the SAR. The holder of an SAR has no voting rights and no right to dividends or dividend equivalents.
Restricted Stock. An award of restricted stock is a grant of a specified number of shares, which shares are subject to forfeiture upon the occurrence of certain events during a specified restriction period. Each award of restricted stock will specify the duration of the restriction period, the conditions under which the shares may be forfeited, and the amount, if any, the participant must pay to receive the shares. Generally, during the restriction period, the participant will have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the shares of restricted stock and to receive dividends. However, dividends may, at the discretion of the Committee, be paid currently or subject to the same restrictions as the underlying stock (and the Committee may withhold cash dividends paid on restricted stock until the applicable restrictions have lapsed), provided that, dividends paid on unvested restricted stock that is subject to performance goals will not be paid or released until the applicable performance goals have been achieved.
Restricted Stock Units. An award of RSUs is a grant of the right to receive a payment in shares or cash, or a combination thereof, equal to the fair market value of a share on the applicable settlement date. Prior to the settlement of an award and the receipt of shares, the participant will have no rights as a stockholder with respect to any such shares. Notwithstanding the previous sentence, the Committee may provide in an award agreement that amounts equal to dividends declared during the restriction period on the shares covered by the award will be credited to the participant’s account and settled in shares at the same time as the RSUs to which such dividend equivalents relate. Awards of RSUs will be settled in shares, unless otherwise provided in an award agreement. Unless otherwise provided in an award agreement, subject to the Participant’s continued employment or other service with us from the grant date through the expiration of the restriction period, the vested portion of an award of RSUs will be settled within 60 days after the expiration of the restriction period.
Performance Stock. An award of performance stock generally is the same as an award of restricted stock, as described above, but vesting is conditioned on the achievement of one or more performance goals during a performance period.

Performance Stock Units. An award of PSUs generally is the same as an award of RSUs, as described above, but vesting and settlement are conditioned on the achievement of one or more performance goals during a performance period.
Other Stock-Based Awards. The Committee may grant, subject to applicable law, any other type of award under the Plan that is payable in, or valued in whole or in part by reference to, shares, and that is deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, fully vested shares and dividend equivalents.
Termination of Employment of Service
Unless otherwise provided in an award agreement or an effective employment, consulting, severance or similar agreement with the Company or a subsidiary, or as otherwise provided below in the section titled “Change in Control and Other Corporate Transactions,” upon a participant's termination of employment or service, the unvested portion of such participant’s awards will cease to vest and will be forfeited (with no compensation due to the participant) and the vested portion of such participant's options and SARs will remain exercisable for a period of (i) 90 days in the event of a termination for cause, (ii) one year in the event of a termination (a) due to death or disability, (b) by the Company or a subsidiary without cause, (c) by the participant for good reason, or (d) as the result of the participant’s retirement, and (iii) six months in the event of a participant's resignation without good reason and not due to retirement; provided, however, no option or SAR will be exercisable after its stated term has expired.
Change in Control and Other Corporate Transactions
Unless otherwise provided in an award agreement or an effective employment, consulting, severance or other similar agreement with the Company or one of its subsidiaries, a change in control will not, in and of itself, accelerate the vesting, settlement, or exercisability of outstanding awards.
Notwithstanding the foregoing and unless otherwise provided in an award agreement or an effective employment, consulting, severance or similar agreement with the Company or a subsidiary, if (i) the successor corporation (or its direct or indirect parent) does not agree to assume an outstanding award or does not agree to substitute or replace such award, in either case, with an award involving the registered and publicly traded ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable participant with respect to such award or (ii) the change in control is not approved by a majority of the Board immediately prior to such change in control, then the Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting and, if applicable, exercisability of such Awards such that the Awards are fully vested and, if applicable, exercisable (effective immediately prior to such change in control); (b) with respect to any awards that do not constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder (“Section 409A”), accelerate the settlement of such awards upon such change in control; (c) with respect to awards that constitute “non-qualified deferred compensation” within the meaning of Section 409A, terminate all such awards and settle all such awards for a cash payment equal to the fair market value of the shares underlying such awards less the amount the participant is required to pay for such shares, if any, provided that (I) such change in control satisfies the requirements of Section 409A and (II) all other arrangements that would be aggregated with such Awards under Section 409A are terminated and liquidated within 30 days before or 12 months after such change in control; (d) cancel outstanding options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the shares underlying the unexercised portion of the option or SAR as of the date of the change in control over the exercise price or grant price, as the case may be, of such portion, provided that any option or SAR with a per share exercise price or grant price, as the case may be, that equals or exceeds the fair market value of one share on the date of the change in control will be cancelled with no payment due the participant; and (e) take such other actions as the Committee deems appropriate. If any action is taken with respect to any award under items (a) through (e) and such award is subject to performance goals, such performance goals shall be deemed satisfied based on the actual level of achievement of the applicable performance goals through the date of the change in control or, if determined by the Committee in its sole discretion prior to such change in control, using the applicable target level of achievement rather than such actual level of achievement.

Unless provided otherwise in an award agreement, or an effective employment, consulting, severance or other similar agreement, or as otherwise may be determined by the Committee prior to a change in control, in the event that Awards are assumed in connection with a change in control or substituted with new awards, and a participant’s employment or other service with the Company and its subsidiaries is terminated by the Company without cause or due to disability, as the result of the participant’s death or by the participant for good reason, in any case, within 24 months following a change in control, then generally (i) the unvested portion of such participant’s Awards will vest in full (with any applicable performance goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) awards of options and SARs will remain exercisable by the participant or the participant’s beneficiary or legal representative, as the case may be, for a period of one-year (but not beyond the stated term of the option or SAR), (iii) all RSUs and PSUs will be settled within 30 days after such termination and (iv) all other stock-based awards will be settled within 30 days after such termination.
In the event of a share dividend, recapitalization, forward share split, reverse share split, reorganization, spin-off, extraordinary or unusual cash distribution, or other similar non-reciprocal corporate transaction or event between the Company and its stockholders, the Committee will make equitable adjustments in (i) the number and kind of shares which may thereafter be issued in connection with awards, (ii) the number and kind of shares issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares available under the Plan, and (iv) the exercise or grant price relating to any award, or if deemed appropriate, the Compensation Committee may also make provision for a cash payment with respect to any outstanding award.
Clawback and Recoupment
Any award granted under the Plan (and all shares acquired thereunder) will be subject to mandatory repayment and clawback pursuant to the terms of the Company’s clawback policy, if any, and as may otherwise be required by any federal or state laws or the rules of any applicable securities exchange. Additional recoupment and clawback policies may be provided in the participant’s Award agreement.
Restrictions on Transfer
Generally, the Plan prohibits participants from pledging, encumbering, assigning or transferring any award, right or interest under the Plan, except for assignments or transfers that occur by way of the laws of descent and distribution. Awards and rights under the Plan will be exercisable during the life of a participant only by the participant or his legal guardian. However, to the extent permitted by the law and the rules of any applicable stock exchange, non-qualified options, SARs, performance stock and/or restricted stock and any other Award that is not “deferred compensation” within the meaning of Section 409A of the Code may be transferred without consideration to certain immediate family members of the participant, to trusts for the benefit of the participant and/or such family members and to partnerships in which the participant and/or such family members are the only partners.
Non-U.S. Participants
Without amending the Plan, awards may be granted to participants who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose.
Amendment and Termination
The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of our stockholders, except that the Board must obtain stockholder approval for actions that would: (i) increase the number of shares subject to the Plan; (ii) decrease the price at which awards may be granted; or (iii) require stockholder approval under any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which shares are then listed or quoted. However, without prior written consent of an affected participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of a participant under any outstanding award unless such action is required by law or regulation, or the rules of any applicable securities exchange or automated quotation system. No underwater option or underwater SAR may be repriced, replaced or regranted through cancellation or purchased for cash without the approval of our stockholders.
Unless earlier terminated, the Plan will terminate with respect to the grant of new awards on June 15, 2028, the 10-year anniversary of the date the Plan was originally approved by the Board.
FEDERAL INCOME TAX CONSEQUENCES
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Stock Options. A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction, subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the lesser of (1) the excess of the amount realized upon that disposition over the exercise price, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.
SARs. A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.
Restricted Stock. A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares, plus the amount of any dividends received at such time. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

RSUs. A participant will not recognize taxable income at the time an RSU is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and subject to tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.
Performance-Based Restricted Stock and RSU Awards. A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.
Section 162(m) Implications
In general, there will be no tax consequences to the Company of awards or exercises of awards made pursuant to the Plan except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction for certain senior executives will be subject to the limitations of Section 162(m) which currently provides that the Company will be denied a deduction for any compensation exceeding $1,000,000 for its chief executive officer, chief financial officer and other named executive officers, as well as certain executives who were formerly in these roles.
NEW PLAN BENEFITS
If the Plan is approved by our stockholders, awards under the Plan will be determined by the Committee in its discretion, and it is, therefore, not possible to predict all awards that will be made to particular participants in the future. However, it is expected that the Committee will grant Tranche # 2 of the PSU Retention Awards in the amounts addressed above in this proposal under “Purpose of the Amendment.”
For information regarding grants made to our named executive officers under the Plan in fiscal year 2023, please refer to the discussion in this proposal under “Purpose of the Amendment.” For information regarding grants made to our named executive officers under the Plan for fiscal year 2022, please refer to the discussion under “Narrative Discussion of Summary Compensation Table.” For information regarding grants made to our non-employee directors under the Plan for fiscal year 2022, please refer to the discussion under “Non-Employee Director Compensation.”
EQUITY COMPENSATION PLAN INFORMATION
The table below provides information regarding our equity compensation plans as of December 31, 2022, including our 2022 Inducement Plan.
2022 Inducement Equity Incentive Plan. Effective July 29, 2022, the Company adopted the 2022 Inducement Plan approved by the Compensation Committee, as a non-shareholder approved equity incentive plan. The Inducement Plan is intended to comply with Nasdaq Listing Rule 5635(c)(4) which provides an exception to the Nasdaq requirement for shareholder approval of equity incentive plans, applicable to equity grants made to employees as a material inducement to such persons entering into employment with the Company. Under the terms of the Inducement Plan, equity grants may be made to (a) employees not previously an employee or director of the Company or an employee who became employed by the Company following a bona-fide period of non-employment or non-service and (b) the grant of the award or awards to the employee was an inducement material to the employee’s entering into employment with the Company in accordance with the above Nasdaq listing rule. A total of 1,000,000 shares of Company common stock may be issued under the Inducement Plan subject to adjustment under the anti-dilution provisions of the plan. The Inducement Plan permits grants of non-qualified stock options, restricted stock, RSUs, PSUs and performance shares.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,589,599	$5.12	452,344(2)
Equity compensation plans not approved by security holders(3)	100,000	$1.25	900,000(3)
Total	7,689,599	$5.07	1,352,344
(1)	Includes zero RSUs and 7,589,599 stock options outstanding under our 2018 Equity Incentive Plan as of December 31, 2022.
(2)
Includes 377,158 shares remaining available for issuance under our 2018 Equity Incentive Plan and 75,186 shares remaining available for issuance under our Employee Stock Purchase Plan as of December 31, 2022. The 2018 Equity Incentive Plan and Employee Stock Purchase Plan each have an evergreen provision whereby, unless the Board determines otherwise, the share reserve is increased automatically by a specified percentage or number of shares on January 1 of each year. The Board determined that effective as of January 1, 2023 the number of shares of common stock available for award to eligible participants under the 2018 Equity Incentive Plan would be increased by 4% of the number of shares of common stock outstanding at December 31, 2022. The Board determined that the share reserve under the ESPP would not be increased pursuant to the evergreen provision as of January 1, 2023.

(3)
In April 2018, the Company granted stock options to purchase an aggregate of 81,068 shares of our common stock each with an exercise price of $6.54 per share, to certain of the Company's employees, consultants and directors in connection with services provided by such parties to the Company. In addition, the Company adopted the 2022 Inducement Plan in July 2022 covering 1,000,000 shares of common stock. In connection with hiring Kenneth Truitt, M.D. as Chief Medical Officer, the Company granted an inducement equity award under the 2022 Inducement Plan consisting of a stock option for 100,000 unregistered shares, with an exercise price equal to the closing price of the common stock on the grant date.

Required Vote for Approval
The affirmative vote of the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote is required to approve the proposed Amendment to the share reserve under the Plan. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE AQUESTIVE THERAPEUTICS, INC. 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN

PROPOSAL NO. 3: AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW
We are seeking stockholder approval to amend the Certificate of Incorporation to provide for exculpation of officers of the Company as permitted by recent amendments to Delaware law (the “Amendment”).
Purpose and Effect of the Proposed Amendment
Effective August 1, 2022, Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of corporate officers for breach of the fiduciary duty of care. Previously, the DGCL allowed only exculpation of directors for breach of the fiduciary duty of care. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the corporation’s SEC filings, and (iii) other individuals who have agreed to be identified as officers of the corporation.
Section 102(b)(7) of the DGCL, as amended, only permits, and the Amendment would only permit, the exculpation of officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. In addition, as is currently the case with directors under the Certificate of Incorporation, the Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit. Article X, Section 1 of the Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers.
Overview of the Proposed Amendment
As discussed above, Article X, Section 1 in the Certificate of Incorporation currently provides for the exculpation of directors. This Proposal No. 3 requests that stockholders approve an amendment to the Certificate of Incorporation to extend the exculpation provision to our officers as permitted by DGCL Section 102(b)(7), as amended, by adding a new Section 5 to Article X to the Certificate of Incorporation. The general description of the Amendment set forth above is qualified in its entirety by reference to the text of the proposed Amendment, which is attached as Appendix B to this Proxy Statement.
The proposed Amendment would add Section 5 to Article X as follows:
“No officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Section 5 to Article X shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.”
The text of the proposed Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and which our Board deems necessary or advisable to effect the proposed amendment of the Certificate of Incorporation.
Reasons for the Proposed Amendment
The Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from accepting or continuing service with corporations. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of claims, actions, investigations, suits or proceedings seeking to impose liability on the basis of hindsight. This is especially the case in the current litigious environment where stockholder plaintiffs may potentially bring certain claims against officers that would otherwise be exculpated if brought against directors to avoid dismissal of such claims. The Amendment would align the protections for our officers with those protections currently afforded to our directors.
In addition, the Board believes the Amendment would better position the Company to attract officer candidates and retain our current officers. In the absence of this exculpatory protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit. Failing to adopt the proposed Amendment could potentially impact our recruitment and retention.
The Board also took into account the class and type of claims from which such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), as amended, and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), as amended, including, without limitation, the ability to further enable our officers to exercise their business judgment in furtherance of stockholder interests.
After weighing these considerations, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved and declared it advisable to adopt, subject to stockholder approval, the proposed Amendment to provide for exculpation of officers of the Company as permitted by recent amendments to Delaware law.
Additional Information
If Proposal No. 3 is not approved by the affirmative vote of two-thirds of the shares of our common stock outstanding on the record date for this Annual Meeting and entitled to vote, then the proposed Amendment will not be approved and will not be implemented or become effective. Approval of Proposal No. 3 will constitute approval of the proposed Amendment, as set forth in Appendix B to this Proxy Statement.
If Proposal No. 3 is approved, the Company intends to file the Amendment with the Secretary of State of the State of Delaware, and the proposed Amendment will become effective at the time of that filing. The Board may, at any time prior to the effectiveness of the Amendment, abandon the Amendment without further action by the stockholders or the Board (even if the requisite stockholder vote is obtained).
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF OFFICERS OF THE COMPANY AS
PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG has served as our independent registered public accounting firm since 2006.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.
Although stockholder ratification is not required by our Bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection and is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Aquestive and its stockholders.
We expect that a representative of KPMG will be available at our 2023 Annual Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed by KPMG, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members are to be presented to the full Audit Committee at its next scheduled meeting.
Principal Accountant Fees and Services
We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2022 and 2021 for each of the following categories of services are as follows:
Fee Category	2022	2021
Audit Fees	$1,015,000	$815,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,015,000	$815,000
Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, review of registration statements on Forms S-3 and S-8, comfort letters, consents and review of documents filed with the SEC.
Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above.

The Audit Committee pre-approved all services reflected in the above table.
The affirmative vote of the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote is required to ratify the selection of our independent registered public accounting firm. Abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth certain information as of March 15, 2023 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table), and all directors and executive officers as a group.
Shares of common stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after March 15, 2023, are to be considered outstanding for purposes of computing the number of shares beneficially owned and the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the number of shares beneficially owned or the percentage ownership of any other person. As of March 15, 2023, there were 55,922,361 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Aquestive Therapeutics Inc., 30 Technology Drive, Warren, NJ 07059.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
MonoLine RX II, L.P.(1)	3,468,747	6.20%
MonoLine RX III, L.P.(1)	2,657,943	4.75%
MonoLine Rx, L.P.(1)	1,688,639	3.02%
MonoLine Partners, L.P.(1)	1,948,578	3.48%
MonoSol Rx Genpar, L.P.(1)	47,051	*
Douglas K. Bratton(3)	10,117,434	18.098%

Directors and Named Executive Officers: † (2)
Daniel Barber	1,191,199	2.11%
Lori J. Braender	525,022	*
Gregory B. Brown, M.D.	149,135	*
John S. Cochran	173,536	*
Santo J. Costa	91,377	*
Julie Krop, M.D.	39,000	*
Timothy E. Morris	0	*
A. Mark Schobel	1,495,700	2.65%
Marco Taglietti, M.D.	39,000	*
Keith J. Kendall(4)	2,080,357	3.63%
All executive officers and directors as a group (14 persons)	4,866,563	8.39%
*	Represents beneficial ownership of less than 1%.
†	None of the shares are pledged as security.
(1)
As reported in Schedule 13G/A filed with the SEC dated February 11, 2022 by MonoLine Rx II, L.P., MonoLine Rx III, L.P., MRX Partners, LLC, MonoLine Rx, L.P., MonoLine Partners, L.P. and MonoSol Rx Genpar, L.P. (collectively, the “MonoSol Entities”) and Douglas K. Bratton. As described in the above Schedule 13G/A, Bratton Capital Management L.P. (“Bratton Capital Management”) is the general partner or manager of each of the MonoSol Entities, except for MonoSol Rx Genpar, L.P., the general partner of which is Bratton Capital Inc., which, in turn, is the general partner of Bratton Capital Management. Douglas K. Bratton is the sole director and President of Bratton Capital Inc. The MonoSol Entities are each ultimately controlled by Mr. Bratton, who has voting and investment power over all shares held by the Monosol Entities. Bratton Capital Management, Bratton Capital Inc., and Mr. Bratton may each be deemed to beneficially own all shares held of record by the MonoSol Entities. Each such entity and Mr. Bratton disclaim beneficial ownership of the reported securities except to the extent of its or his respective pecuniary interest therein. The principal business address for the MonoSol Entities and Mr. Bratton is 201 Main Street, Suite 1900, Fort Worth, Texas 76102.

(2)
Amounts reported for our directors and executive officers include the following number of securities with respect to which the individual has the right to acquire beneficial ownership as of March 15, 2023 or within 60 days thereafter: Mr. Barber, 550,000; Ms. Braender, 336,261; Dr. Brown, 74,050; Mr. Cochran, 74,050; Mr. Costa, 74,050; Mr. Kendall, 1,443,208; Dr. Krop, 39,000; Mr. Morris, 0; Mr. Schobel, 512,829; Dr. Taglietti, 39,000; and all directors and executive officers as a group, 2,104,096.

(3)
Includes 1,688,639 shares of common stock owned of record by MonoLine Rx, L.P., 3,468,747 shares of common stock owned of record by MonoLine Rx II, L.P., 2,657,943 shares of common stock owned of record by MonoLine Rx III, L.P., 1,948,578 shares of common stock owned by Monoline Partners, L.P. and 47,051 shares of common stock owned by Monoline RX GenPar L.P. The MonoSol Entities are each ultimately controlled by Mr. Bratton and Mr. Bratton has voting and investment power over all shares held by the MonoSol Entities, and Mr. Bratton may be deemed to beneficially own all shares held of record by the MonoSol Entities. Mr. Bratton disclaims beneficial ownership of such reported securities except to the extent of his pecuniary interest therein.

(4)	Information regarding Mr. Kendall's non-derivative holdings is based on his Form 4 filed with the SEC on August 27, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a “related person transaction” is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.
A related person is defined as any executive officer, director, or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation is to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related person transactions, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee or other independent body of our Board will take into account the relevant available facts and circumstances which may include one or more of the following factors:
•	the risks, costs and benefits to us;
•	the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products, if applicable; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from our colleagues generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, is to consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion. In the event a director has an interest in the transaction, the director must recuse himself or herself from the deliberations and approval.
Registration Rights to Directors and Officers
We have granted certain registration rights to Mr. Barber, pursuant to his employment agreement, and to MRX Partners LLC, Monoline RX L.P., Monoline Rx II, L.P., Monoline Rx III, L.P., Monoline Rx Genpar, MonoSol Investors L.P., Douglas K. Bratton, Gregory B. Brown, M.D., John S. Cochran, Santo J. Costa and A. Mark Schobel, as well as to our former CEO and director Keith J. Kendall and our former directors Nancy S. Lurker and James S. Scibetta. Pursuant to the terms of a registration rights agreement, if, following the completion of our initial public offering, we were to register any of our securities for public sale in another offering, these related parties (and such other persons as may be determined by the Company) would have the right to include their shares in the registration statement, subject to reduction provisions whereby the Company and the underwriters of any underwritten offering would have the right to limit the number of shares registered by these holders if they were to determine that marketing factors require limitation. In such a case the number of shares to be registered would be apportioned pro rata among these holders, according to the total amount of registrable securities entitled to be included by each holder. Pursuant to the Company’s Registration Statements on Form S-3 filed with the SEC on September 11, 2019 and on January 8, 2021, shares of our common stock were registered for resale, pursuant to such registration rights, for each of Daniel Barber, Lori J. Braender, Peter Boyd, A. Mark Schobel, Gregory B. Brown, M.D. and Santo J. Costa, as well as our former CEO and director Keith J. Kendall, former executive officer Theresa Wood and former director James S. Scibetta.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our Bylaws and our Certificate of Incorporation. These agreements, among other things, provide our directors and executive officers with certain contractual rights to indemnification and expense advancement in any action or proceeding arising out of their services as a director or executive officer or as a director or executive officer of any other company or enterprise to which the person provides services at our request.
Capital Funding Transaction
In connection with a Securities Purchase Agreement entered into by the Company dated June 6, 2022, pursuant to which the Company issued pre-funded warrants and common stock warrants as part of a capital funding program, on June 8, 2022 each of Mr. Barber, Ms. Braender, Mr. Schobel and certain other executive officers participated and were given the right to buy shares of Company common stock at a price equal to $1.09 per share, and also received a warrant for the same number of purchased shares with a warrant exercise price equal to $0.96 per share; the number of shares purchased (and corresponding number of warrants received) were: Mr. Barber, 91,743; Ms. Braender, 13,761; and Mr. Schobel, 45,871. The Nasdaq closing price on the purchase/warrant grant date (June 8, 2022) was $0.902.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms with respect to fiscal year 2022, we believe our directors, officers and 10% stockholders complied with all applicable filing requirements during the fiscal year ended December 31, 2022.
GENERAL MATTERS
Availability of Certain Documents
A copy of our 2022 Annual Report on Form 10-K has been posted on our website along with this Proxy Statement at www.aquestive.com under “Investors” at “SEC Filings.” We will mail without charge, upon request in writing or by e-mail, a copy of our 2022 Annual Report on Form 10-K excluding exhibits. Please send e-mail requests to investorrelations@aquestive.com. Please send written requests to our Corporate Secretary at:
Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
Attention: Corporate Secretary
You may also find a copy of this Proxy Statement and our Annual Report on Form 10-K (with exhibits) at www.proxyvote.com and on the SEC website at www.sec.gov.
Stockholders Sharing an Address/Household
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials (“Notice”), unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials, including the Notice. A single Notice, and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokers.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, Annual Report on Form 10-K and other proxy materials, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write the Corporate Secretary of Aquestive Therapeutics, Inc. at our principal executive offices at 30 Technology Drive, Warren, NJ 07059, e-mail the Corporate Secretary at investorrelations@aquestive.com or call the Corporate Secretary at (908) 941-1900.
Stockholder Proposals and Nominations
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Statement
Under Rule 14a-8 of the Exchange Act, any stockholder proposal submitted for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices at 30 Technology Drive, Warren, NJ 07059 no later than close of business on December 30, 2023.
Requirements for Stockholder to Bring Business and Nominations Before an Annual Meeting
Our Bylaws provide that, in order for a stockholder to nominate a director for election to the Board or bring a proposal of other business to be considered at the 2024 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Aquestive Therapeutics, Inc., 30 Technology Drive, Warren, NJ. To be timely for the 2024 Annual Meeting, the stockholder's notice must be delivered to us not earlier than February 22, 2024 and not later than March 23, 2024, except that if the 2024 Annual Meeting is scheduled more than 20 days before or 70 days after the anniversary of the 2023 Annual Meeting, or if no annual meeting was held in the preceding year, we must receive the notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such notice must provide the information required by Article I, Section 11 of the Bylaws with respect to each nomination or matter the stockholder proposes to bring before the 2024 Annual Meeting of Stockholders. In addition, to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than April 22, 2024.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the 2023 Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted, to the extent permitted by applicable law and regulation, in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder to the extent permitted by applicable law and regulations.

APPENDIX A
2018 Equity Incentive Plan

AQUESTIVE THERAPEUTICS, INC.
2018 EQUITY INCENTIVE PLAN
(as Amended and Restated)
Adopted by the Board of Directors March 23, 2023
Approved by the Stockholders [June 21, 2023]

AQUESTIVE THERAPEUTICS, INC.
2018 EQUITY INCENTIVE PLAN
Section 1. Purpose of the Plan. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s shares by such Employees, Consultants and Non-Employee Directors.
Section 2. Definitions. As used herein, the following definitions shall apply:
2.1. “Award” means the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units and Other Stock-Based Awards under the Plan.
2.2. “Award Agreement” means the written agreement, instrument or document evidencing an Award.
2.3. “Board” means the Board of Directors of the Company.
2.4. “Cause” means, as determined in the sole discretion of the Board or Committee,
(a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;
(b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement;
(c) if neither (a) nor (b) applies, then “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) the indictment for, conviction of, or plea of guilty or no contest to, a felony, or a crime involving any of the following: moral turpitude, dishonesty, breach of trust, unethical business conduct or a crime involving the Company or any of its Subsidiaries; (iii) fraud, misappropriation or embezzlement; (iv) the Participant’s abuse of illegal drugs or other controlled substances or the Participant’s habitual intoxication while providing services for the Company or any of its Subsidiaries; or (v) the Participant’s material breach of any written policy of the Company or any of its Subsidiaries.
2.5. “Change in Control” means, unless otherwise provided in an Award Agreement, after the Effective Date:
(a) the acquisition in one or more transactions (whether by purchase, merger, amalgamation or otherwise) by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act, but excluding, for this purpose, (i) the Company or any of its Subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries or (iii) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company) of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act), of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities;
(b) a change in the composition of the Board such that the individuals who as of any date constitute the Board (the “Incumbent Board”) cease to constitute a majority of the Board at any time during the 12-month period immediately following such date; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;
(c) a complete liquidation or dissolution or winding up of the Company (other than pursuant to a transaction in which the assets of the Company are distributed to an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company); or

(d) the sale, directly or indirectly, of all or substantially all of the Company’s assets (determined on a consolidated basis), other than to a Person described in clauses (i), (ii) or (iii) of Section 2.5(a) above.
Notwithstanding the foregoing, a restructuring, reorganization or similar or analogous event in which the stockholders of the Company immediately before such event have “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of the Company (or its successor) immediately after such event in substantially the same proportions as their ownership of Shares of the Company immediately before such event shall not constitute a Change in Control.
2.6. “Code” means the Internal Revenue Code of 1986, as amended.
2.7. “Company” means Aquestive Therapeutics, Inc., a Delaware corporation, or any successor corporation or company.
2.8. “Committee” means the Compensation Committee of the Board, provided that the Committee shall at all times have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “independent director” under the rules of any applicable stock exchange.
2.9. “Consultant” means a natural person (within the meaning of Form S-8 of the Securities Act) who provides bona fide services to the Company or any of its Subsidiaries other than in connection with the offer or sale of Shares or other securities or shares in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company’s Shares or other securities.
2.10. “Disability” means,
(a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Disability” shall have the meaning provided in such agreement;
(b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Disability” is set forth in the applicable employment, consulting, severance or similar agreement, “Disability” shall have the meaning provided in the applicable Award Agreement;
(c) if neither (a) nor (b) applies, then “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.11. “Effective Date” means June 27, 2018, the date that the Plan was initially approved by the stockholders of the Company.
2.12. “Employee” means an officer or other employee of the Company or a Subsidiary, including without limitation a director who is such an employee.
2.13. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.14. “Fair Market Value” means, on any given date (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market, the closing sales price for such Shares as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported); (ii) if clause (i) does not apply, then if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, on the last trading date such bids and asks were reported); or (iii) if neither clause (i) nor clause (ii) applies, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code and the regulations thereunder (and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code and the regulations thereunder).

2.15. “Good Reason” means,
(a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Good Reason” shall have the meaning provided in such agreement;
(b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Good Reason” is set forth in the applicable employment, consulting, severance or similar agreement, “Good Reason” shall have the meaning provided in the applicable Award Agreement;
(c) if neither (a) nor (b) applies, then “Good Reason” shall mean, following a Change in Control, (i) a material diminution in the Participant’s base salary or target bonus, in either case, from that in effect immediately prior to such Change in Control; (ii) a material diminution in the Participant’s authority, duties, or responsibilities, in any case, from those as in effect immediately prior to such Change in Control; or (iii) a relocation of the Participant’s principal place of employment or service to a location that increases his/her one-way commute distance by more than thirty-five (35) miles from that in effect immediately prior to such Change in Control provided, in all cases of clauses (i) through (iii) above, that the Participant has notified the Committee in writing of such condition within ninety (90) days following its first occurrence, the Company has failed to remedy such condition within thirty (30) days following the date of such notice, and the Participant terminates his or her employment or service with the Company or any if its Subsidiaries within ninety (90) days following the end of such thirty-day cure period.
2.16. “Incentive Stock Option” means an Option or portion thereof that (i) is designated as an Incentive Stock Option and (ii) meets the requirements of an incentive stock option as defined in Section 422 of the Code.
2.17. “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.
2.18. “Non-Employee Director” means a member of the Board or any board of directors or managers (or similar body) of a Subsidiary, in any case, who is not an Employee.
2.19. “Non-Qualified Option” means an Option or portion thereof that is designated as not being an Incentive Stock Option or that does not otherwise qualify as an Incentive Stock Option.
2.20. “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of Shares at a specified price. An Option may be an Incentive Stock Option or a Non-Qualified Option; provided, however, that unless otherwise explicitly stated in an Award Agreement, each Option is hereby designated as a Non-Qualified Option.
2.21. “Other Stock-Based Award” means a right granted under Section 6.7 of the Plan.
2.22. “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.
2.23. “Performance Goal” means any goal established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Subsidiary, or the manner in which any such entity conducts its business, or other events or circumstances render any Performance Goal unsuitable, the Committee may modify such Performance Goal and/or the related minimum, target, maximum and/or other levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
2.24. “Performance Period” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any department of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.25. “Performance Stock” means Shares awarded by the Committee under Section 6.6 of the Plan that are subject to one or more Performance Goals.
2.26. “Performance Stock Unit” means the right granted under Section 6.5 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share, which right is subject to one or more Performance Goals. Performance Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Performance Stock Units shall be settled in Shares.
2.27. “Person” means an individual, corporation, partnership, association, limited liability company, estate or other legal entity.
2.28. “Plan” means the Aquestive Therapeutics, Inc. 2018 Equity Incentive Plan herein set forth, as amended from time to time.
2.29. “Restricted Stock” means a Share awarded by the Committee under Section 6.3 of the Plan.
2.30. “Restricted Stock Unit” means the right granted under Section 6.4 of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one Share. An Award of Restricted Stock Units may be settled in cash, Shares or any combination of the foregoing, as determined by the Committee in its sole discretion; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.
2.31. “Restriction Period” means the period during which Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units are subject to forfeiture.
2.32. “Retirement” means a Participant’s termination of employment with the Company and its Subsidiaries for any reason (other than death or by the Company or a Subsidiary for Cause) after the Participant has attained age 60 with at least 10 years of continuous employment with the Company or a Subsidiary thereof.
2.33. “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan.
2.34. “Securities Act” means the Securities Act of 1933, as amended.
2.35.“Share” means one share of the Company’s common stock, par value $0.001 per share.
2.36. “Subsidiary” means any corporation, partnership, joint venture, company or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.
2.37. “Ten Percent Stockholder” means a Person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or a Subsidiary.
Section 3. Eligibility. Any Employee, Non-Employee Director or Consultant shall be eligible to receive an Award under the Plan, as determined in the sole discretion of the Committee; provided, however, that only persons who are Employees may be granted Incentive Stock Options.
Section 4. Administration and Implementation of the Plan.
4.1. The Plan and all Award Agreements shall be administered by the Committee. Any action of the Committee in administering the Plan or an Award Agreement shall be final, conclusive and binding on all Persons, including without limitation the Company, its Subsidiaries, Participants, Persons claiming rights from or through Participants and stockholders of the Company. No member of the Committee (or any person to whom the Committee has delegated authority to act under the Plan) shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee (or such person) with respect to the Plan or any Awards granted hereunder, and all members of the Committee (and such persons to whom the Committee has delegated authority to act under the Plan) shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation to the fullest extent permitted by law.

4.2. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; provided that Awards granted to Non-Employee Directors who are on the Board shall be subject to ratification by the Board; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, Performance Goals relating to an Award, transferability or forfeiture, exercisability or settlement of an Award, waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the strike price, grant price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; (vii) determine whether Participants will be permitted to defer the settlement of certain Awards; (viii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and Award Agreements, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan and Award Agreements as it may deem necessary or advisable; (ix) construe and interpret the Plan and Award Agreements; and (x) make all other determinations as it may deem necessary or advisable for the administration of the Plan and Award Agreements. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no underwater Option or underwater SAR may be repriced, replaced or regranted through cancellation, nor may any underwater Option or underwater SAR be repurchased for cash, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 and 8.
4.3. To the extent permitted by applicable law and the Company’s by-laws, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to any person to make Awards to (a) Employees who are (i) subject to the requirements of Rule 16b-3 of the Exchange Act or (ii) officers or other Employees who are delegated authority by the Committee pursuant to this Section 4.3 or (b) members of the Board. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter in its sole discretion. The Committee may at any time rescind the authority delegated to any person pursuant to this Section 4.3. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section 4.3 shall have the same force and effect as if undertaken directly by the Committee.
4.4. Notwithstanding any other provision to the contrary, Awards granted to Non-Employee Directors who are on the Board shall be administered by the Board, and any authority reserved under the Plan for the Committee with regard to Awards granted to Non-Employee Directors who are on the Board shall be exercised by the Board.
4.5. Notwithstanding anything contained in the Plan to the contrary, for so long as the Common Stock is publicly traded on a national securities exchange with sufficient public float and to the extent permitted by applicable law, the Committee shall ensure that a program is in place to offer Participants the opportunity to engage in broker-assisted sales of shares of Common Stock to allow Participants to pay the exercise price of, and withholding taxes relating to, Awards; provided that Participants who are subject to Section 16 of the Exchange Act with respect to the Company shall be permitted to direct the Company in their discretion to withhold Shares from those otherwise due with respect to an Award to pay the exercise price and withholding taxes relating to such Award. Only whole shares of Common Stock shall be withheld, and the number of shares of Common Stock withheld shall be based on the Fair Market Value of the Common Stock on the date on which the event giving rise to such share withholding occurs.
Section 5. Shares Subject to the Plan.
5.1. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Common Stock available for Awards under the Plan as of [June 21, 2023] shall be 3,037,692 as reduced by one share for every one share that is subject to an award granted under the Plan from March 31, 2023 through and including the date of the 2023 Annual Meeting of Stockholders (June 21, 2023) (the “Plan Limit”); provided, however, that on January 1, 2019 and each January 1st thereafter prior to the termination of the Plan, the Plan Limit shall be increased by the lesser of (x) 4.0% of the number of shares of Common Stock outstanding as of the immediately preceding December 31st and (y) such lesser number as the Board may determine in its discretion. Up to 4,100,000 shares available for Awards under the Plan may be issued pursuant to Incentive Stock Options (the “ISO Limit”), provided that on January 1, 2019 and each January 1st thereafter prior to the termination of the Plan, the ISO Limit shall be increased by the lesser of (x) 4.0% of the number of shares of Common Stock outstanding as of the immediately preceding December 31st, (y) 4,100,000 shares and (z) such lesser number as the Board may determine in its discretion. The maximum value (determined as of the grant date) of the Shares underlying Awards granted to any Non-Employee Director who is on the Board during any calendar year is $500,000, except that such limit shall be increased by 50% for the first calendar year in which a Non-Employee Director is appointed to the Board. For purposes of determining the number of shares available for Awards under the Plan, each stock-settled SAR shall count against the Plan Limit based on the number of shares underlying the exercised portion of such SAR rather than the number of shares issued in settlement of such SAR. Any shares tendered, with the Committee’s approval, by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, shall not be available for future Awards hereunder. Common Stock awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan.
5.2. If any Shares subject to an Award under the Plan are forfeited or such Award otherwise terminates for any reason whatsoever without an actual distribution of Shares to the Participant, any Shares counted against the number of Shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, be added back to the Plan Limit and shall again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations.
Section 6. Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the grant date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of unvested Awards in the event of a Participant’s termination of employment or other service with the Company or any Subsidiary; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed (provided that, in any case, any such action is permitted under Code Section 409A). The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.
6.1. Options. Options give a Participant the right to purchase a specified number of Shares from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement. Options may be either Incentive Stock Options or Non-Qualified Options; provided that Incentive Stock Options may not be granted to Non-Employee Directors or Consultants. The grant of Options shall be subject to the following terms and conditions:
(a) Exercise Price. The price per Share at which Shares may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of one Share on the grant date (or 110% of the Fair Market Value of one Share on the grant date in the case of an Incentive Stock Option granted to a Ten Percent Stockholder).

(b) Term of Options. The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years from the grant date (or five years from the grant date in the case of an Incentive Stock Option granted to a Ten Percent Stockholder).
(c) Exercise of Option. Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including without limitation (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with Shares, with any combination of cash and Shares, or with other legal consideration that the Committee may deem appropriate and to the extent permitted by applicable law, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, or the time or times at which, Shares will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option.
(d) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited (with no compensation due to the Participant) and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a Subsidiary for Cause, (ii) one year in the event of a termination due to death or Disability, by the Company or a Subsidiary without Cause, by the Participant for Good Reason or as the result of the Participant’s Retirement and (iii) six months in the event of the Participant’s resignation without Good Reason and not due to Retirement; provided, however, that in no event shall any Option be exercisable after its stated term has expired.
(e) Incentive Stock Options. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such Shares. The aggregate Fair Market Value, determined as of the grant date, for Awards granted under the Plan (or any other stock or share option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence or does not otherwise qualify as an Incentive Stock Option, the portion of the Award in excess of such limit or that does not so qualify shall be a Non-Qualified Option.
(f) No Dividend Equivalent Rights. No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant’s Options.
6.2. Stock Appreciation Rights. A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one Share on the grant date. No payment from the Participant shall be required to exercise a SAR. The grant of SARs shall be subject to the following terms and conditions:
(a) General. Each Award Agreement with respect to a SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which the SAR may be exercised in whole or in part (including without limitation vesting upon the passage of time, the attainment of

Performance Goals, or a combination thereof), the method of exercise, the method of settlement (in cash, Shares or a combination thereof), the method by which Shares will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of the SAR.
(b) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s SARs shall cease to vest and shall be forfeited (with no compensation due to the Participant) and the vested portion of such Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a Subsidiary for Cause, (ii) one year in the event of a termination due to death or Disability, by the Company or a Subsidiary without Cause, by the Participant for Good Reason or as the result of the Participant’s Retirement and (iii) six months in the event of the Participant’s resignation without Good Reason and not due to Retirement; provided, however, that in no event shall any SAR be exercisable after its stated term has expired.
(c) Term. The term of a SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years from the grant date.
(d) No Dividend Equivalent Rights. No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant’s SARs.
6.3. Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events during the Restriction Period. Such an Award shall be subject to the following terms and conditions:
(a) General. Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time.
(b) Transferability. During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.
(c) Stockholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares) and to vote such Shares of Restricted Stock in accordance with the Company’s by-laws. Dividends may, in the discretion of the Committee, be paid currently or subject to the same restrictions as the underlying Restricted Stock (and the Committee may, in its sole discretion, withhold any cash dividends paid on Restricted Stock until the restrictions applicable to such Restricted Stock have lapsed); provided, however, that dividends paid on unvested Restricted Stock that is subject to Performance Goals shall not be paid or released unless and until the applicable Performance Goals have been achieved.
(d) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock granted to such Participant shall be forfeited with no compensation due the Participant.
(e) Additional Matters. Upon the Award of Restricted Stock, the Committee may direct the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including without limitation an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such Shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power or share transfer form (as appropriate) endorsed in blank to the Company to be held in escrow during the Restriction Period.
6.4. Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Restricted Stock Units shall be subject to the following terms and conditions:
(a) Restriction Period. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time.
(b) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.
(c) Settlement. Unless otherwise provided in an Award Agreement (i) an Award of Restricted Stock Units shall be settled in Shares, provided that any fractional Restricted Stock Units shall be settled in cash and (ii) subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the grant date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof).
(d) Stockholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared during the Restriction Period on the Shares represented by an Award of Restricted Stock Units will be credited to the Participant’s account and settled in Shares at the same time (and subject to the same forfeiture restrictions) as the Restricted Stock Units to which such dividend equivalents relate (with the number of Shares released in payment of such dividend equivalents to equal the amount of dividend equivalents then being settled, divided by the Fair Market Value of one Share on the settlement date of such dividend equivalents).
6.5. Performance Stock Units. Performance Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Performance Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Performance Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Performance Stock Units shall be subject to the following terms and conditions:
(a) Restriction Period. Each Award Agreement with respect to Performance Stock Units shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock Units and the conditions under which the Performance Stock Units may be forfeited to the Company. Such restrictions shall include a vesting schedule based on the attainment of one or more Performance Goals.
(b) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Performance Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.
(c) Settlement. Unless otherwise provided in an Award Agreement, subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the grant date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Performance Stock Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof).
(d) Stockholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Performance Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared by the Company during the Restriction Period on the Shares represented by an Award of Performance Stock Units will be credited to the Participant’s account and settled in cash or Shares at the same time (and subject to the same forfeiture restrictions and Performance Goals) as the Performance Stock Units to which such dividend equivalents relate (with the number of Shares released in payment of such dividend equivalents to equal the amount of dividend equivalents then being settled, divided by the Fair Market Value of one Share on the settlement date of such dividend equivalents).
6.6. Performance Stock. An Award of Performance Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are conditional on the achievement of Performance Goals during the Performance Period and subject to forfeiture upon the happening of specified events during the Restriction Period. An Award of Performance Stock shall be subject to the following terms and conditions.
(a) General. Each Award Agreement with respect to Performance Stock shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock and the conditions under which the Performance Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Performance Stock.
(b) Transferability. During the Restriction Period, if any, the transferability of Performance Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Performance Stock to a continuing substantial risk of forfeiture in the hands of any transferee.
(c) Stockholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Performance Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares), but only to the extent that Performance Stock vests based on the achievement of Performance Goals, and to vote such shares of Performance Stock. Dividends shall be subject to the same restrictions (and Performance Goals) as the underlying Performance Stock and the Committee shall withhold any cash dividends paid on Performance Stock until the Performance Goals are achieved and restrictions applicable to such Performance Stock have lapsed.
(d) Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a

Participant’s termination of employment or other service with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Performance Stock granted to such Participant shall be forfeited with no compensation due the Participant.
6.7. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award (in addition to those Awards provided in Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 hereof) that is payable in, or valued in whole or in part by reference to, Shares, and that is deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, fully vested Shares and dividend equivalents.
Section 7. Change in Control.
7.1. General. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, a Change in Control shall not, in and of itself, accelerate the vesting, settlement or exercisability of outstanding Awards. Notwithstanding the foregoing and unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, if (i) the successor corporation or company (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the registered and publicly traded ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable Participant with respect to such Award, (ii) the ordinary equity securities underlying the assumed or substituted Award would not be registered and publicly traded on a U.S. securities exchange immediately following such Change in Control or (iii) the Change in Control is not approved by a majority of the Incumbent Directors immediately prior to such Change in Control, then the Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting and, if applicable, exercisability of such Awards such that the Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change in Control); (b) with respect to any Awards that do not constitute “non-qualified deferred compensation” within the meaning of Code Section 409A, accelerate the settlement of such Awards upon such Change in Control; (c) with respect to Awards that constitute “non-qualified deferred compensation” within the meaning of Code Section 409A, terminate all such Awards and settle all such Awards for a cash payment equal to the Fair Market Value of the Shares underlying such Awards less the amount the Participant is required to pay for such Shares, if any, provided that (I) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Code Section 409A are terminated and liquidated within 30 days before or 12 months after such Change in Control; (d) cancel outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Shares underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any Option or SAR with a per Share exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of one Share on the date of the Change in Control shall be cancelled with no payment due the Participant and (e) take such other actions as the Committee deems appropriate. If any action is taken with respect to any Award under items (a) through (e) of this Section 7.1 and such Award is subject to Performance Goals, such Performance Goals shall be deemed satisfied based on the actual level of achievement of the applicable Performance Goals through the date of the Change in Control or, if determined by the Committee in its sole discretion prior to such Change in Control, using the applicable target level of achievement rather than such actual level of achievement. The judgment of the Committee with respect to any matter referred to in this Section 7.1 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan or any Award or Award Agreement. Notwithstanding the foregoing, no Award that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) shall be payable upon the occurrence of a Change in Control unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).
7.2. Termination Following a Change in Control. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee prior to a Change in Control, in the event that Awards under the Plan are assumed in connection with a Change in Control or are substituted with new awards, in either case, pursuant to Section 7.1 above, and a Participant’s employment or other service with the Company and its Subsidiaries is terminated by the Company or a Subsidiary without Cause or due to Disability, as the result of the Participant’s death or by the Participant for Good Reason, in any case, within 24 months following a Change in Control, (i) the unvested portion of such Participant’s Awards (including without limitation any awards received in substitution of an Award) shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Awards of Options and SARs (including without limitation options and stock or share appreciation rights received in substitution of an Award) shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of one-year thereafter (but not beyond the stated term of such Option or SAR), (iii) all Restricted Stock Units and Performance Stock Units (including without limitation restricted stock units and performance stock units received in substitution of an Award) shall be settled within 30 days after such termination and (iv) all Other Stock-Based Awards (including without limitation any received in substitution of an Award) shall be settled within 30 days after such termination; provided, however, that with respect to clauses (iii) and (iv), if settlement of such Awards on the date described in this Section 7.2 would violate Code Section 409A, then such Award instead shall be settled in full at the time it otherwise would have been settled in connection with a termination of employment or service without Cause, for Good Reason or due to death or Disability, as applicable.
Section 8. Adjustments upon Changes in Capitalization.
8.1. In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any share dividend, recapitalization, forward share split or reverse share split, reorganization, spin-off, extraordinary or unusual cash distribution or other similar or analogous non-reciprocal corporate transaction or event between the Company and its shareholders that affects the Shares, the Committee shall adjust (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issuable in respect of outstanding Awards, (iii) the aggregate number and kind of Shares available under the Plan (including without limitation any of the specific limitations under Section 5 hereof), and (iv) the exercise or grant price relating to any Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event.
8.2. In addition, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 8.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
8.3. If Sections 7 and 8 could both apply to an event, Section 7 shall control.
Section 9. Termination and Amendment.
9.1. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of Shares subject to the Plan (other than in connection with adjustments under Section 8.1), (ii) such action would decrease the price at which Awards may be granted, (iii) such stockholder approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (iv) the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company’s stockholders for approval; provided, however, that except as provided in Section 18, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless such amendment, alteration, suspension, discontinuation or termination is required by law or regulation, or the rules of any applicable securities exchange or automated quotation system.
9.2. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto;

provided, however, that except as provided in Section 18, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award unless such amendment, alteration, suspension, discontinuation or termination is required by law or regulation, or the rules of any applicable securities exchange or automated quotation system.
9.3. Notwithstanding anything in Section 8 or this Section 9 to the contrary, any Performance Goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.
9.4. No Repricing. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no underwater Option or underwater SAR may be repriced, replaced or regranted through cancellation, nor may any underwater option or underwater SAR be repurchased for cash, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 and 8.
Section 10. No Right to Award, Employment or Service. No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of the Plan, a transfer of employment or service between the Company and its Subsidiaries shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation. A change in status from Employee to Consultant shall be deemed to be a termination of employment, unless otherwise determined by the Committee. The Committee may adopt rules and make determinations on how a leave of absence will impact an Award, including, without limitation, tolling the vesting schedule or treating such leave of absence as a termination of employment or other service.
Section 11. Taxes. Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including without limitation from a distribution of Shares, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award (including without limitation withholding from any payroll or other payment due to a Participant). This authority shall include the ability to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of Shares with respect to an Award shall not occur at a rate that equals or exceeds the rate that would result in such Award being subject to liability accounting treatment.
Section 12. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be (i) pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or (ii) assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or (with respect to Awards other than Incentive Stock Options) his or her guardian or legal representative. Notwithstanding the foregoing, to the extent permitted by applicable law and the rules of any applicable stock exchange, Non-Qualified Options, SARs, Performance Stock, Restricted Stock and any other Award that is not “deferred compensation” within the meaning of Code Section 409A shall be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships or similar entities in which such Participant and his or her family members are the only partners, members or equityholders (any vesting and other conditions relating to such Awards shall be unaffected by such transfer). The Committee may attach to such transferability feature such terms and conditions as it deems necessary to further the purposes of the Plan. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a Person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.
Section 13. Foreign Nationals. Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or sub-plans, amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, sub-plans, amendments, restatements or alternative versions shall include any provisions that are prohibited by the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such prohibition without further approval by the stockholders of the Company.
Section 14. Securities Law Requirements.
14.1. No Shares may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities or stock exchange, or adversely affect the registration or qualification of the Company’s Shares under any state or federal law, or (ii) require the consent or approval of any regulatory or supervising body or stockholders. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such Shares shall be suspended and shall not be effective unless and until such listing, registration, qualifications, consents or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended (provided, however, that if permitted under Code Section 409A, the Committee may toll the expiration date of an Award such that it will not terminate during any such period of suspension).
14.2. For purposes of ensuring compliance with applicable securities laws or for other legal compliance purposes, the Committee may require, as a condition to the issuance of Shares hereunder, representations, warranties and agreements to the effect that such Shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Shares, and that the Participant will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.
Section 15. Termination. Unless earlier terminated, the Plan shall terminate with respect to the grant of new Awards on the earlier of the 10-year anniversary of the Effective Date or the 10-year anniversary of the date the Plan was approved by the Board, and no Awards under the Plan shall thereafter be granted; provided that no such termination shall adversely impact Awards that were granted prior to such termination.
Section 16. Fractional Shares. The Company will not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional Shares in cash, in its sole discretion.
Section 17. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Employee, any Consultant, any Non-Employee Director, the Company, any Subsidiary, any affiliate, any stockholder or any other Person.
Section 18. Code Section 409A. The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant’s separation from service occurs or (ii) the tenth business day following such Participant’s death (but not earlier than if such delay had not applied). A Participant’s right to receive any installment payments under an Award Agreement, including without limitation as the result of any deferral of an Award in accordance with Code Section 409A, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company, any member of the Committee nor any Subsidiary shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Code Section 409A). Any Award that is to be settled or paid upon a termination of employment or service and that constitutes “non-qualified deferred compensation” under Code Section 409A shall not be paid or settled unless such termination of employment or service constitutes a “separation from service” within the meaning of Code Section 409A.
Section 19. Governing Law. The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.
Section 20. Recoupment. Any Award granted pursuant to the Plan (and all Shares acquired thereunder) shall be subject to mandatory repayment and clawback pursuant to the terms of the Company’s clawback policy, if any, as in effect from time to time, and as may otherwise be required by law or the rules of any applicable securities exchange. Additional recoupment and clawback policies may be provided in the Participant’s Award Agreement.
Section 21. Employment Agreements. In the event of any conflict between the terms of the Plan or an Award, on the one hand, and the terms of a Participant’s employment agreement with the Company or a Subsidiary on the other hand, the terms of such employment agreement shall control.
Section 22. Effective Date. The Plan shall become effective upon the Effective Date, and no Award shall become exercisable, realizable or vested prior to the Effective Date.
[End of Document]

APPENDIX B
CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AQUESTIVE THERAPEUTICS, INC.
AQUESTIVE THERAPEUTICS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
FIRST: The name of the corporation is Aquestive Therapeutics, Inc. The date of filing the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is July 27, 2018.
SECOND: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
THIRD: The text of new Section 5, which is being added to Article X of the Amended and Restated Certificate of Incorporation of the Corporation, hereby reads in its entirety as follows:
Section 5. No officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Section 5 to Article X shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation to be executed this     day of     , 2023, in its name and on its behalf by Daniel Barber, its President and Chief Executive Officer, pursuant to Section 103 of the General Corporation Law of the State of Delaware.
AQUESTIVE THERAPEUTICS, INC.

By:

Name: Daniel Barber
Title: President and Chief Executive Officer
B-1

AQUESTIVE THERAPEUTICS, INC.
30 TECHNOLOGY DRIVE
WARREN, NJ 07059

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AQST2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 20, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15149-P94416 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AQUESTIVE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the election of each of the nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

1a) Gregory B. Brown, M.D.
1b) John S. Cochran

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V15150-P94416

AQUESTIVE THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 21, 2023, 9:30 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Daniel Barber, A. Ernest Toth, Jr. and Lori J. Braender, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AQUESTIVE THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Time on June 21, 2023, virtually at www.virtualshareholdermeeting.com/AQST2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote (i) FOR the election of the nominees named in Proposal No. 1 or any persons selected by the Board of Directors in substitution of such nominees, (ii) FOR Proposal No. 2, (iii) FOR Proposal No. 3 and (iv) FOR Proposal No. 4.

In their discretion, the proxies and each of them is authorized to vote on such other matters as may properly come before the 2023 Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Continued and to be signed on reverse side